Exhibit 99.(a)

RIO TINTO ALCAN PACKAGING – FOOD AMERICAS

DECEMBER 31, 2008

RIO TINTO ALCAN PACKAGING – FOOD AMERICAS

COMBINED STATEMENTS OF OPERATIONS

(in thousands of US$)

		Year Ended December 31,	October 24, 2007 Through December 31,	January 1, 2007 Through October 23,	Year Ended December 31,
	Notes	2008	2007	2007	2006
		Successor	Successor	Predecessor	Predecessor
Sales and operating revenues
– third parties		1,509,619	222,179	1,238,430	1,439,877
– related parties	21	4,700	371	2,885	5,204
		1,514,319	222,550	1,241,315	1,445,081
Costs and expenses
Cost of sales and operating expenses, excluding depreciation and amortization shown below		1,224,928	195,420	998,430	1,173,789
Depreciation and amortization	10, 11	77,274	12,759	48,604	57,398
Selling and administrative expenses
– third parties		105,719	17,093	94,020	98,207
– related parties	21	36,176	10,363	30,003	33,337
Research and development expenses		15,282	2,092	12,519	12,805
Restructuring charges	4	4,575	—	1,317	6,728
Goodwill impairment charges	12	184,638	—	—	25,983
Interest expense
– third parties		292	137	142	2,368
– related parties	21	33,782	8,637	40,715	41,687
Other expenses (income) – net
– third parties	5	213	(905)	13,197	2,055
– related parties	5, 21	(4,386)	(2,684)	(13,455)	(15,424)
		1,678,493	242,912	1,225,492	1,438,933
Income (loss) from continuing operations before income taxes and other items		(164,174)	(20,362)	15,823	6,148
Income tax expense (benefit)	7	14,669	(7,700)	7,114	10,265
Net income (loss) from continuing operations		(178,843)	(12,662)	8,709	(4,117)
(Loss) from discontinued operations	3	—	—	—	(28,647)
Net income (loss) before cumulative effect of accounting change		(178,843)	(12,662)	8,709	(32,764)
Cumulative effect of accounting change, net of income taxes of nil (2006 only)	1	—	—	—	(162)
Net income (loss)		(178,843)	(12,662)	8,709	(32,926)

The accompanying notes are an integral part of the combined financial statements.

RIO TINTO ALCAN PACKAGING – FOOD AMERICAS

COMBINED BALANCE SHEETS

(in thousands of US$)

		As at December 31,
	Notes	2008	2007
		Successor	Successor
ASSETS
Current assets
Cash and cash equivalents		6,694	22,362
Trade receivables (net of allowances of 2,259 and 2,741 as at December 31, 2008 and 2007, respectively)
– third parties	8	54,276	75,943
– related parties	8, 21	57,416	61,572
Short-term loans receivable from related parties	21	202,065	226,725
Deferred income taxes	7	8,780	13,100
Inventories	9	193,460	204,684
Prepaid expenses and other current assets
– third parties		23,629	30,736
– related parties	21	10	9
Total current assets		546,330	635,131
Other assets	13	8,636	7,885
Long-term loans receivable from related parties	21	17,568	160,383
Deferred income taxes	7	—	278
Property, plant and equipment – net	10	573,477	606,497
Intangible assets – net	11	289,745	323,682
Goodwill	12	252,926	459,653
Total assets		1,688,682	2,193,509

LIABILITIES AND INVESTED EQUITY
Current liabilities
Short-term borrowings
– related parties	15, 21	247,258	487,830
Current portion of long-term debt
– third parties	15	210	3,812
– related parties	15, 21	11,365	2,651
Payables and accrued liabilities
– third parties	14	187,099	210,098
– related parties	14, 21	16,442	18,956
Total current liabilities		462,374	723,347
Long-term debt – net of current portion
– related parties	15, 21	367,968	384,194
Other liabilities	16	19,517	21,497
Postretirement benefits – net of current portion	17	120,038	80,788
Deferred income taxes	7	142,912	154,722
Total liabilities		1,112,809	1,364,548

Commitments and contingencies	22

Invested equity
Owners’ net investment		651,724	825,099
Accumulated other comprehensive income (loss)		(75,851)	3,862
Total invested equity		575,873	828,961
Total liabilities and invested equity		1,688,682	2,193,509

The accompanying notes are an integral part of the combined financial statements.

RIO TINTO ALCAN PACKAGING – FOOD AMERICAS

COMBINED STATEMENTS OF CASH FLOWS

(in thousands of US$)

	Year Ended December 31,	October 24, 2007 Through December 31,	January 1, 2007 Through October 23,	Year Ended December 31,
	2008	2007	2007	2006
	Successor	Successor	Predecessor	Predecessor
OPERATING ACTIVITIES
Net income (loss)	(178,843)	(12,662)	8,709	(32,926)
Add back:
Cumulative effect of accounting change	—	—	—	162
Loss from discontinued operations	—	—	—	28,647
Net income (loss) from continuing operations	(178,843)	(12,662)	8,709	(4,117)
Adjustments to determine net cash provided by (used in) operating activities in continuing operations:
General corporate expenses allocated by Owners	9,093	4,867	13,487	8,708
Depreciation and amortization	77,274	12,759	48,604	57,398
Provisions (recoveries) for uncollectible accounts receivable – net	324	(13)	903	629
Provisions for restructuring programs	4,575	—	1,317	6,728
Deferred income taxes	10,157	(7,844)	(8,070)	(389)
Asset impairment charges not included in restructuring programs	—	—	6,271	302
Goodwill impairment charges	184,638	—	—	25,983
Share-based compensation expense	—	—	249	897
Amortization of fair value adjustments related to short-term borrowings and debt	2,339	476	—	—
(Gains) losses on sales of property, plant and equipment, businesses and investments – net	123	(196)	957	(2,793)
Changes in operating working capital
Trade receivables
– third parties	(1,221)	24,075	(328)	(71,422)
– related parties	11,323	(15,497)	1,280	(750)
Inventories	(2,227)	12,226	10,333	(19,201)
Prepaid expenses and other current assets
– third parties	6,413	(13,816)	(8,656)	24,375
– related parties	(10)	—	—	—
Payables and accrued liabilities
– third parties	(11,144)	4,723	(22,007)	(50,918)
– related parties	(1,690)	470	(4,033)	5,054
Net change in other assets, other liabilities and postretirement benefits – net of current portion	26,516	(7,557)	36,851	5,846
Other – net	1,646	67	2,916	3,196
Net cash provided by (used in) operating activities in continuing operations	139,286	2,078	88,783	(10,474)
Net cash provided by (used in) operating activities in discontinued operations	—	—	—	(21,657)
Net cash provided by (used in) operating activities	139,286	2,078	88,783	(32,131)

(Continued)

RIO TINTO ALCAN PACKAGING — FOOD AMERICAS

COMBINED STATEMENTS OF CASH FLOWS (Continued)

(in thousands of US$)

	Year Ended December 31,	October 24, 2007 Through December 31,	January 1, 2007 Through October 23,	Year Ended December 31,
	2008	2007	2007	2006
	Successor	Successor	Predecessor	Predecessor
INVESTING ACTIVITIES
Purchases of property, plant and equipment	(59,849)	(9,307)	(66,170)	(74,777)
Acquisitions of businesses and investments	(4,000)	—	(3,800)	(14,000)
Proceeds from sales of property, plant and equipment, businesses and investments	413	94	1,239	12,894
Changes in loans receivable from related parties:
Proceeds received on repayment of loans	208,406	2,544	2,474	191,534
Advances on loans	(36,816)	(22,516)	(42,015)	(15,689)
Net cash provided by (used in) investing activities in continuing operations	108,154	(29,185)	(108,272)	99,962
Net cash provided by (used in) investing activities in discontinued operations	—	—	—	178,217
Net cash provided by (used in) investing activities	108,154	(29,185)	(108,272)	278,179

FINANCING ACTIVITIES
Proceeds from issuance of debt – related parties	—	4,409	4,863	22,556
Debt repayments
– third parties	(3,703)	(504)	(7,597)	(264)
– related parties	(6,371)	(1,488)	(3,295)	(16,416)
Short-term borrowings – net – related parties	(239,844)	23,737	82,055	(158,579)
Net cash transfers (to) from Owners for continuing operations	(11,204)	2,625	(46,508)	65,084
Net cash provided by (used in) financing activities in continuing operations	(261,122)	28,779	29,518	(87,619)
Net cash transfers (to) from Owners for discontinued operations	—	—	—	(163,600)
Other net cash provided by (used in) financing activities in discontinued operations	—	—	—	6,468
Net cash provided by (used in) financing activities	(261,122)	28,779	29,518	(244,751)

Effect of exchange rate changes on cash and cash equivalents	(1,986)	(240)	843	110
Net increase (decrease) in cash and cash equivalents	(15,668)	1,432	10,872	1,407
Cash and cash equivalents – beginning of period	22,362	20,930	10,058	8,651
Cash and cash equivalents – end of period	6,694	22,362	20,930	10,058

Supplemental disclosures of cash flow information:

Interest paid – continuing operations
– third parties	293	143	147	2,448
– related parties	36,030	10,589	39,646	39,389

Interest paid – discontinued operations
– third parties	—	—	—	15
– related parties	—	—	—	245

Supplemental disclosures of non-cash financing information:

Net non-cash transfers (to) from Owners	7,579	(9,555)	(8,136)	(42,350)

The accompanying notes are an integral part of the combined financial statements.

RIO TINTO ALCAN PACKAGING — FOOD AMERICAS

COMBINED STATEMENTS OF COMPREHENSIVE INCOME (LOSS) AND INVESTED EQUITY

(in thousands of US$)

	Comprehensive Income (Loss)	Owners’ Net Investment	Accumulated Other Comprehensive Income (Loss)(A)	Total Invested Equity
Predecessor
Balance as at December 31, 2005		889,427	(36,844)	852,583
Cumulative effect of accounting change	(162)
Net income (loss) before cumulative effect of accounting change – Year ended December 31, 2006	(32,764)
Other comprehensive income (loss):
Net change in deferred translation adjustments	1,310
Net change in minimum pension liability, net of taxes of $(1,264)	1,943
Comprehensive income (loss)	(29,673)	(32,926)	3,253	(29,673)
Unfunded status of pension and other postretirement plans (adoption of SFAS No. 158), net of taxes of $5,244			(5,260)	(5,260)
General corporate expenses allocated by Owners		8,708		8,708
Net transfers (to) from Owners		(140,866)		(140,866)
Balance as at December 31, 2006		724,343	(38,851)	685,492

Predecessor
Opening adjustment for unrecognized tax benefits under FASB Interpretation 48 (NOTE 1)		(399)		(399)
Net income – Period from January 1, 2007 Through October 23, 2007	8,709
Other comprehensive income (loss):
Net change in deferred translation adjustments	9,039
Net change in unfunded status of pension and other postretirement plans – net of taxes of $(16,335)	20,677
Comprehensive income (loss)	38,425	8,709	29,716	38,425
General corporate expenses allocated by Owners		13,487		13,487
Net transfers (to) from Owners		(54,644)		(54,644)
Balance as at October 23, 2007		691,496	(9,135)	682,361

(Continued)

RIO TINTO ALCAN PACKAGING — FOOD AMERICAS

COMBINED STATEMENTS OF COMPREHENSIVE INCOME (LOSS) AND INVESTED EQUITY (Continued)

(in thousands of US$)

	Comprehensive Income (Loss)	Owners’ Net Investment	Accumulated Other Comprehensive Income (Loss)(A)	Total Invested Equity

Successor
Opening balance as at October 24, 2007		839,824	—	839,824
Net loss – Period from October 24, 2007 Through December 31, 2007	(12,662)
Other comprehensive income (loss):
Net change in deferred translation adjustments	4,823
Net change in unfunded status of pension and other postretirement plans – net of taxes of $558	(961)
Comprehensive income (loss)	(8,800)	(12,662)	3,862	(8,800)
General corporate expenses allocated by Owners		4,867		4,867
Net transfers (to) from Owners		(6,930)		(6,930)
Balance as at December 31, 2007		825,099	3,862	828,961

Successor
Net loss – Year ended December 31, 2008	(178,843)
Other comprehensive income (loss):
Net change in deferred translation adjustments	(55,299)
Net change in unfunded status of pension and other postretirement plans – net of taxes of $13,758	(24,414)
Comprehensive income (loss)	(258,556)	(178,843)	(79,713)	(258,556)
General corporate expenses allocated by Owners		9,093		9,093
Net transfers (to) from Owners		(3,625)		(3,625)
Balance as at December 31, 2008		651,724	(75,851)	575,873

(A)                              Ending balances of Accumulated other comprehensive income (loss) are comprised of the following:

	As at
	December 31,	December 31,	October 23,	December 31,
	2008	2007	2007	2006
	Successor	Successor	Predecessor	Predecessor

Deferred translation adjustments	(50,476)	4,823	(14,547)	(23,586)

Unfunded status of pension and other postretirement plans – gross	(39,691)	(1,519)	6,242	(30,770)
Less: income tax effect	14,316	558	(830)	15,505
Unfunded status of pension and other postretirement plans – net of income tax effect	(25,375)	(961)	5,412	(15,265)
	(75,851)	3,862	(9,135)	(38,851)

The accompanying notes are an integral part of the combined financial statements.

RIO TINTO ALCAN PACKAGING — FOOD AMERICAS

NOTES TO THE COMBINED FINANCIAL STATEMENTS

(in thousands of US$, except per share amounts and unless stated otherwise)

1.             BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

Rio Tinto Alcan Packaging — Food Americas (the Group or Packaging — Food Americas), which is a component of Rio Tinto Alcan Inc. (RTA), is held for sale.  On October 23, 2007, Rio Tinto plc, a part of the Rio Tinto Group (Rio Tinto), acquired Alcan Inc. (Alcan) in a transaction referred to herein as the “Acquisition.”  Prior to the Acquisition, Alcan had announced plans to sell all of its food, pharmaceutical and medical, beauty and personal care and tobacco packaging businesses (Alcan Packaging), which included 128 plants in 31 countries.  Upon the completion of the Acquisition in October 2007, Rio Tinto continued with Alcan’s previously established plan to sell Alcan Packaging.

Rio Tinto Alcan Packaging — Food Americas includes only the food packaging businesses of Alcan Packaging operating in North America, South America and New Zealand, with 23 plants located in six countries.  The Group is headquartered in Chicago, Illinois, United States of America (US).

References herein to the “Group,” “Packaging — Food Americas,” “we,” “our,” or “us” refer to Rio Tinto Alcan Packaging — Food Americas, unless the context specifically indicates otherwise.  When used throughout this document: (i) RTA refers to Rio Tinto Alcan Inc. and, where applicable, one or more of its subsidiaries, affiliates and joint ventures; (ii) Alcan refers to Alcan Inc. and, where applicable, one or more of its subsidiaries, affiliates and joint ventures; (iii) Rio Tinto refers to the Rio Tinto Group and, where applicable, one or more of its subsidiaries, affiliates and joint ventures; and (iv) Owner(s) refers to either Rio Tinto or Alcan or both, depending on the period(s) referenced by the context therein, and based upon the acquisition of Alcan by Rio Tinto on October 23, 2007.

Basis of Presentation

The Group’s combined financial statements are presented using accounting principles generally accepted in the United States of America (GAAP).  The Group has elected to use the US dollar as its reporting currency.  Management believes the assumptions underlying the combined financial statements, including the allocations described below, are reasonable.  However, the combined financial statements included herein may not necessarily reflect the Group’s results of operations, financial position and cash flows in the future or what its results of operations, financial position and cash flows would have been had the Group been a stand-alone entity during the periods presented.

As these combined financial statements represent a portion of the businesses of the Owners which do not constitute a separate legal entity, the net assets of the Group have been presented as Owners’ net investment in the Group.  The Owners’ net investment in the Group is comprised primarily of the initial investment to establish the net assets of the Group (and any subsequent adjustments thereto), the accumulated net income (losses) of the Group, net transfers to or from the Owners, including those related to cash management functions performed by the Owners, non-cash changes in financing arrangements, corporate cost allocations and changes in certain income tax liabilities or assets.

Pre-Acquisition

The combined statements of operations, cash flows and comprehensive income (loss) and invested equity for the period from January 1, 2007 through October 23, 2007 and for the year ended December 31, 2006 (the “Predecessor” periods, as explained further below) have been derived from the accounting records of Alcan using the historical results of operations and historical bases of assets and liabilities of the businesses comprising the Group (including push down accounting, as described below, for pre-Acquisition acquisitions by Alcan), and were prepared in accordance with GAAP on a carve-out accounting basis.

Post-Acquisition

The combined balance sheets as at December 31, 2008 and 2007 and the combined statements of operations, cash flows and comprehensive income (loss) and invested equity for the year ended December 31, 2008 and for the period from October 24, 2007 through December 31, 2007 (the “Successor” periods, as explained further below) have been derived from the accounting records of RTA using the historical results of operations and historical bases of assets and liabilities of the businesses comprising the Group, and were prepared in accordance with GAAP on a carve-out accounting basis.  In addition, they have been adjusted for the effects of push down accounting from the Rio Tinto Acquisition of Alcan as described below and in Note 2 — Acquisition of Alcan by Rio Tinto.

Predecessor and Successor Reporting

The effects of the Acquisition of Alcan by Rio Tinto, and the subsequent adjustments to the carve-out basis of accounting applied to the Group were recorded in accordance with the Securities and Exchange Commission’s Staff Accounting Bulletin (SAB) Topic 5J, Push Down Basis of Accounting Required in Certain Limited Circumstances.  Accordingly, in the accompanying December 31, 2008 and 2007 combined balance sheets, the portion of the total consideration and related costs paid by Rio Tinto in connection with the Acquisition and attributable to the Group have been pushed down to Packaging –

RIO TINTO ALCAN PACKAGING — FOOD AMERICAS

NOTES TO THE COMBINED FINANCIAL STATEMENTS

(in thousands of US$, except per share amounts and unless stated otherwise)

Food Americas and have been allocated to the assets acquired and liabilities assumed in accordance with Statement of Financial Accounting Standards (SFAS) No. 141, Business Combinations.

Due to the impact of push down accounting, the Group’s combined financial statements and certain note presentations for its fiscal year ended December 31, 2007 are presented in two distinct periods to indicate the application of two different bases of accounting between the periods presented: (1) the period up to and including the Acquisition date (January 1, 2007 through October 23, 2007, identified as “Predecessor”) and (2) the period after that date (October 24, 2007 through December 31, 2007, identified as “Successor”).  All periods presented including and prior to the year ended December 31, 2006 are also identified as “Predecessor.”  Combined financial statements as at and for the year ended December 31, 2008 are identified as “Successor”.  The Group’s combined financial statements and certain notes include a black line division which indicates that the Predecessor and Successor reporting entities shown are not comparable.

Allocations from Owners

In addition to the carve-out of businesses and entities comprising the operations and the net assets of the Group, the Group’s combined financial statements also include allocations of certain Owners’ expenses, including the items described below.

The expenses allocated are not necessarily indicative of the expenses that would have been incurred had the Group performed these functions as a stand-alone entity, nor are they indicative of expenses that will be charged or incurred in the future.  It is not practicable to estimate the amount of expenses the Group would have incurred for the periods presented had it not been an affiliated entity of the Owners in each of those periods.

General Corporate Expenses

The Owners have allocated certain of their general corporate expenses to the Group based on average capital employed.  Capital employed represents total Packaging — Food Americas assets, less: (a) current and non-current trade payables and other; (b) provisions; (c) deferred income tax assets; and (d) short-term and long-term loans receivable from related parties.  The general corporate expense allocations are included in Selling and administrative expenses — related parties in the Group’s combined statements of operations.  These allocations are primarily for finance, human resources, legal, corporate and external affairs and the executive office of RTA and are mainly comprised of salaries, including variable compensation and normal current service cost for pensions, and other direct costs of the various functions.

The following table shows the general corporate expense allocations from the Owners and the Group’s total head office costs, including the amounts allocated, for each of the periods presented in the accompanying combined statements of operations:

	Year Ended December 31,	October 24, 2007 Through December 31,	January 1, 2007 Through October 23,	Year Ended December 31,
	2008	2007	2007	2006
	Successor	Successor	Predecessor	Predecessor

General corporate expense allocations from the Owners	9,093	4,867	13,487	8,708
Total Group head office costs, including the amounts allocated	12,779	4,661	19,144	12,458

The general corporate expense allocation for the period from January 1, 2007 through October 23, 2007 includes higher share-based compensation costs triggered by Alcoa Inc.’s unsolicited offer to acquire Alcan and the subsequent Rio Tinto Acquisition, and payments made to certain Alcan executives pursuant to change of control agreements triggered by the Acquisition.

Pensions and Postretirement Benefits

Certain businesses included in the Group have pension obligations mostly comprised of funded defined benefit pension plans in the US, Canada and Mexico.  Certain businesses included in the Group also have unfunded other postretirement benefit obligations, mostly comprised of healthcare benefits for retired employees in the US.  The related assets, liabilities and costs of these pension and other postretirement benefit plans are included in the Group’s combined financial statements.

For benefit plans of divisions of the Owners included in the Group for which the plans are managed by the Owners, the pension costs are accounted for by including their share of the service cost and allocating the other components of the pension costs based on their share of the projected benefit obligation in the Group’s combined statements of operations.  For these plans, none of the plan assets or projected benefit obligations are included in the Group’s combined balance sheets.

RIO TINTO ALCAN PACKAGING — FOOD AMERICAS

NOTES TO THE COMBINED FINANCIAL STATEMENTS

(in thousands of US$, except per share amounts and unless stated otherwise)

Income Taxes

Income taxes are calculated as if all of the Group’s operations had been separate tax paying legal entities, each filing a separate tax return in its local tax jurisdiction.  Certain income tax amounts currently payable or receivable by the Group are included in Owners’ net investment, because the net liability (receivable) for the taxes due (refundable) is recorded in the financial statements of the Owners’ non-Group entity that files the consolidated tax return.  As a result of the aforementioned structure, substantially all of the Group’s income tax liabilities (refunds) are also paid (collected) by the various Owners’ non-Group entities.  The net changes in income tax amounts currently payable or receivable are included in net cash transfers (to) from Owners in the accompanying combined financial statements.

Cash Management

Cash and cash equivalents in the combined balance sheets are comprised of the cash and cash equivalents of the Group’s businesses.  None of the Owners’ cash and cash equivalents has been allocated to the Group in the combined financial statements.

Historically, the Group’s businesses in South America and New Zealand have performed their own cash management functions, while the Owners have performed cash management functions on behalf of the Group’s businesses in North America.  Cash deposits from the businesses in North America are transferred to the Owners on a regular basis.  Cash transfers to and from the Owners are included in the Owners’ net investment.

Interest Expense

The Owners incur third party debt at the Owner level, and provide financing to the Group in the form of short-term borrowings and long-term debt.  This financing is included within the amounts due to related parties in the Group’s combined balance sheets and is substantially all interest-bearing at variable rates, as described in Note 15 — Short-Term Borrowings and Debt and Note 21 — Related Party Transactions.  Interest on this related party financing is included in Interest expense — related parties in the combined statements of operations.  The Owners do not allocate any additional interest expense to the Group.

Stock Options and Other Share-Based Compensation

Stock-option and other share-based compensation expense in the combined statements of operations includes the Owners’ expenses related to the fair value of awards held by certain employees of the Packaging — Food Americas businesses during the periods presented, as well as an allocation, calculated based on employment costs for both stock options and other share-based compensation, for the Owners’ corporate office employees.

Earnings Per Share

The Group is not a separate legal entity with common shares outstanding.  Therefore, earnings per share information is not presented in the accompanying combined financial statements.

Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make certain estimates and assumptions.  These may affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements.  They may also affect the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Business Combinations

All business combinations are accounted for using the purchase method.  Under the purchase method, assets and liabilities of the acquired entity are recorded at fair value.  The excess of the purchase price over the fair value of the assets acquired and liabilities assumed is recorded as goodwill.

As a result of the Acquisition of Alcan by Rio Tinto, all of Alcan’s assets acquired and liabilities assumed were recorded at fair value with the excess of the purchase price over the fair value of the assets acquired and liabilities assumed recorded as goodwill.  As Alcan Packaging was designated as held for sale, Rio Tinto classified Alcan Packaging (which includes the Group) as assets held for sale, which were recorded at fair value less estimated cost to sell.   For purposes of these combined carve-out financial statements, the fair value less estimated cost to sell that was assigned to the Group has been deemed to be the cost of the net assets of the Group.  The cost of the net assets of the Group has been allocated to the assets acquired and liabilities assumed based on their fair values as at the date of acquisition, with the excess of the deemed cost recognized as goodwill.  See Note 2 — Acquisition of Alcan by Rio Tinto.

Principles of Combination and Other Investments

The combined financial statements include the revenues, expenses, assets and liabilities of the Group.  Investments in entities over which the Group has significant influence are accounted for using the equity method.  Under the equity method, the

RIO TINTO ALCAN PACKAGING — FOOD AMERICAS

NOTES TO THE COMBINED FINANCIAL STATEMENTS

(in thousands of US$, except per share amounts and unless stated otherwise)

Group’s investment is increased or decreased by the Group’s share of the undistributed net income or loss and deferred translation adjustments since acquisition.  Investments in joint ventures are accounted for using the equity method.  Other investments are accounted for using the cost method.  Under the cost method, dividends received are recorded as income.

All intra-Group balances and transactions, including profits in inventories, between and among the Group’s businesses are eliminated in the combined financial statements.  Balances and transactions between the Group and the Owners have been identified as related party balances and transactions.

Foreign Currency

The reporting currency of the Group is the US dollar.  The functional currency of foreign operations is generally the local currency.  The assets and liabilities of those foreign operations are translated into US dollars at the year-end exchange rates.  Revenues and expenses are translated at average exchange rates for the year.  Differences arising from exchange rate changes are included in the Deferred translation adjustments (DTA) component of Accumulated other comprehensive income (loss).  If there is a reduction in the Group’s ownership in a foreign operation, the relevant portion of DTA is recognized in Other expenses (income) — net.

Revenue Recognition

Revenue from product sales, net of trade discounts, allowances and volume-based incentives, is recognized once delivery has occurred provided that persuasive evidence of an arrangement exists, the price is fixed or determinable, and collectibility is reasonably assured.  Delivery is considered to have occurred when title and risk of loss have transferred to the customer.  Revenue from services is recognized as services are rendered.

Shipping and Handling Costs

Amounts charged to customers related to shipping and handling are included in Sales and operating revenues, and related shipping and handling costs are recorded in Cost of sales and operating expenses.

Derivative Instruments

The Group enters into derivative contracts to hedge certain future, identifiable foreign currency and energy related risks.  All such contracts are reported at fair value in the combined balance sheets and changes in fair value are included in Other expenses (income) — net.  Alcan was the counterparty to all of the Group’s derivative contracts until the fourth quarter of 2007.  During the fourth quarter of 2007, all of the counterparty positions held by Alcan were transferred at fair value to Financière Euro Emballages Pechiney (FEEP, an entity within Alcan Packaging but excluded from the Group) and immediately cash-settled by FEEP with Alcan.  As a result of the aforementioned transfer, FEEP is the counterparty to all of the Group’s derivative instruments as at December 31, 2008 and 2007.

In circumstances where the Group’s physical purchase or sale contracts for a commodity contain derivative characteristics, these contracts, excluding those considered to be derivatives held for trading purposes, are generally not recorded at fair value as they involve quantities that are expected to be used or sold in the normal course of business over a reasonable period of time.

Inventories

Inventories are stated at cost (determined primarily using the average cost method) or net realizable value, whichever is lower.  Cost includes material, labor and manufacturing overhead costs.

Sale of Receivables

When the Group sells certain receivables to the Owners, it retains servicing rights and provides limited recourse, which constitutes retained interests in the sold receivables.  No servicing asset or liability is recognized in the combined financial statements as the fees received by the Group reflect the fair value of the cost of servicing these receivables.  The related purchase discount is included in Other expenses (income) — net — related parties.

Property, Plant and Equipment

Property, plant and equipment is recorded at cost.  Additions, improvements and major renewals are capitalized; maintenance and repair costs are expensed.  Depreciation is calculated on the straight-line method using rates based on the estimated useful lives of the respective assets.  The principal rates range from 2% to 10% for buildings and structures, and from 6% to 10% for fabricating assets.  Gains or losses from the sale of property, plant and equipment are included in Other expenses (income) — net.

RIO TINTO ALCAN PACKAGING — FOOD AMERICAS

NOTES TO THE COMBINED FINANCIAL STATEMENTS

(in thousands of US$, except per share amounts and unless stated otherwise)

Intangible Assets

The Group’s intangible assets are comprised primarily of customer contracts and relationships; patented and non-patented technology; and trademarks and tradenames, all of which have finite lives.  Intangible assets are recorded at cost less accumulated amortization and are amortized using the straight-line method over their useful lives.

Impairment of Long-Lived Assets

The Group reviews its long-lived assets and amortizable intangible assets for impairment annually, or whenever events or changes in circumstances indicate that the carrying amount of a long-lived asset may not be recoverable.  An impairment loss is recognized when the carrying amount of the asset exceeds the future undiscounted cash flows expected from the asset.  Any impairment loss is measured as the amount by which the carrying amount exceeds the fair value.  Such evaluations for impairment are significantly affected by estimates of future prices for the Group’s products, capital needs, economic trends in the market and other factors.

Determinations of market values (quotes, bids, proposals, etc.) are used whenever available to estimate fair value.  When market values are unavailable, the fair value of the long-lived asset is generally based on estimates of future discounted net cash flows.  Assets to be disposed of by sale are reflected at the lower of their carrying amount or fair value less estimated cost to sell and are not depreciated while classified as held for sale.

Goodwill

Goodwill is tested for impairment on an annual basis at the reporting unit level (which corresponds to the Group’s operating segment level) and is also tested for impairment when events occur or circumstances change that would more likely than not reduce the fair value of a segment below its carrying value.  Fair value is based on estimates of discounted future net cash flows, unless a market value indicator from a third party is available.

Restructuring Charges

The Group records restructuring charges in accordance with SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities, which requires a company to recognize the liabilities for costs associated with exit or disposal activities when the liabilities are incurred.  Examples of costs covered by SFAS No. 146 include lease termination costs and certain employee severance costs that are associated with restructuring activities, discontinued operations, facility closings or other exit or disposal activities.

The Group recognizes liabilities that primarily include one-time termination benefits, or severance, and contract termination costs, primarily related to equipment and facility lease obligations.  These amounts are based on the remaining amounts due under various contractual agreements, and are periodically adjusted for any anticipated or unanticipated events or changes in circumstances that would reduce or increase these obligations. The settlement of these liabilities could differ materially from recorded amounts.

Legal Claims

Accruals for legal claims are made when it is probable that liabilities will be incurred and where such liabilities can be reasonably estimated.

Environmental Costs and Liabilities

Environmental costs are expensed or capitalized, as appropriate, and the liability recorded generally on an undiscounted basis.  Environmental expenditures of a capital nature that extend the life, increase the capacity or improve the safety of an asset or that mitigate or prevent environmental contamination that has yet to occur are included in Property, plant and equipment and are depreciated generally over the remaining useful life of the underlying asset.  Expenditures relating to existing conditions caused by past operations, and which do not contribute to future revenues, are expensed when probable and estimable and are normally included in Cost of sales and operating expenses except for large, unusual amounts, which are included in Other expenses (income) — net.  Recoveries relating to environmental liabilities are recorded when received or when changes in circumstances warrant revisions to estimates.

Pensions and Postretirement Benefits

Certain entities within the Group manage their defined benefit pension plans separately from those of the Owners.  The Group’s defined benefit pension plans are accounted for in accordance with SFAS No. 87, Employers’ Accounting for Pensions and, beginning December 31, 2006, SFAS No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment to Financial Accounting Standards Board (FASB) Statements No. 87, 88, 106 and 132(R).  Other postretirement benefits are accounted for in accordance with SFAS No. 106, Employers’ Accounting for Postretirement Benefits Other Than Pensions and, beginning December 31, 2006, SFAS No. 158.  Pension and postretirement benefit obligations are actuarially calculated using management’s best estimates and based on expected service period, salary increases and retirement ages of employees.  Pension and postretirement benefit expense includes the actuarially computed cost of benefits earned during the current service period, the interest cost on accrued obligations, the

RIO TINTO ALCAN PACKAGING — FOOD AMERICAS

NOTES TO THE COMBINED FINANCIAL STATEMENTS

(in thousands of US$, except per share amounts and unless stated otherwise)

expected return on plan assets based on fair market value and the straight-line amortization of net actuarial gains and losses and adjustments due to plan amendments.  All net actuarial gains and losses are amortized over the expected average remaining service life of the employees.

Stock Options and Other Share-Based Compensation

Immediately prior to the Acquisition of Alcan by Rio Tinto in October 2007, all share-based compensation awards were settled.  Prior to their settlement, Alcan accounted for stock options granted to certain of its employees under the Alcan share option plan using the fair value provisions of SFAS No. 123(R), Share-Based Payment.  Under the fair value method, stock option expense is recognized in the statement of operations over the requisite service period.  Compensation expense related to the Group’s employees is recognized immediately for options that vest within the reporting period.  Other cash-settled stock-based compensation arrangements were considered liability-classified awards, and were measured at fair value on the grant date and remeasured at the end of each reporting period until the award was settled.  Compensation expense for liability-classified awards is adjusted each reporting period for changes in fair value prorated for the portion of the vesting period rendered.  Once vested, compensation expense or income is immediately recognized for any change in fair value.  The majority of the Group’s stock-based compensation expense is included in Selling and administrative expenses.

Research and Development

The Group incurs costs in connection with research and development programs that are expected to contribute to future earnings, and charges such costs against income as incurred.  These costs include certain salaries, wages and related employment, facilities and operating expenses.

Income Taxes

The Group uses the asset and liability approach for accounting for income taxes (also refer to Allocations from Owners — Income Taxes above).  Under this approach, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  This approach also requires the recognition of deferred tax assets for operating loss carryforwards and tax credit carryforwards.

The effect on deferred tax assets and liabilities of a change in tax rates and laws is recognized in income in the period that includes the enactment date.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which the deferred tax liabilities or assets are expected to be recovered or settled.  The Group records a valuation allowance on deferred tax assets when it is not more likely than not that the assets will be realized.  The Group uses judgment in assessing the potential for future recoverability, while at the same time considering past experience.  The Group’s conclusion of whether it is more likely than not that deferred assets will be realized includes making assessments of expectations of future taxable income.  All available evidence is considered in determining the amount of a valuation allowance.

The Group is subject to income taxes in numerous jurisdictions worldwide.  Certain businesses comprising the Group are separate legal entities, while others may represent only a portion of an existing legal entity.  Certain of the Group’s businesses may be included in consolidated tax returns with the Owners, in some cases under the terms of non-compensatory tax sharing agreements.  In certain circumstances, the Group may be jointly and severally liable with other members of the entity filing the consolidated return for additional taxes that may be assessed.  For purposes of these combined financial statements, income taxes are calculated as if all of the Group’s operations had been separate tax-paying legal entities, each filing a separate tax return in its local tax jurisdiction.  As a result of using the separate return method, the resulting income tax attributes reflected in these combined financial statements may not reflect the historical or going forward position of income tax balances, especially those related to tax loss carryforwards.  The application of a tax allocation method requires significant judgment and making certain assumptions, mainly related to opening balances, applicable income tax rates, valuation allowances and other considerations.  Certain income tax amounts currently payable or receivable by the Group are included in Owners’ net investment, because the net liability (receivable) for the taxes due (refundable) and the actual payment or receipt of income taxes (refunds) are recorded in the financial statements of the Owners’ non-Group entity that files the consolidated tax return.  Provisions for uncertain tax positions are included in the Group’s combined balance sheets within liabilities or Owners’ net investment.

For periods prior to January 1, 2007, in accordance with the requirements of SFAS No. 5, Accounting for Contingencies, the Group established tax reserves and interest thereon when the Group expected that certain of these positions would be challenged and that the Group might not succeed in defending its positions, despite the Group’s belief that the tax return positions were fully supportable.  On January 1, 2007, the Group adopted the provisions of FASB Interpretation (FIN) 48, Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109.  Under FIN 48, the Group may recognize the tax benefit from a tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than 50 percent likelihood of

RIO TINTO ALCAN PACKAGING — FOOD AMERICAS

NOTES TO THE COMBINED FINANCIAL STATEMENTS

(in thousands of US$, except per share amounts and unless stated otherwise)

being realized upon settlement.  The Group believes that the accruals for tax liabilities reflect the probable outcome of all material tax contingencies.

Investment tax credits are accounted for as a reduction in income tax expense.  Accrued interest and penalties related to unrecognized tax benefits are recognized as part of the income tax provision.

Cash and Cash Equivalents

Cash and cash equivalents includes investments that are highly liquid and have original maturities of three months or less when purchased.  The carrying values of cash and cash equivalents approximate their fair value due to the short-term nature of these instruments.

Allowance for Doubtful Accounts

The allowance for doubtful accounts reflects management’s best estimate of probable losses inherent in the trade receivables balance.  Management determines the allowance based on known doubtful accounts, historical experience and other currently available evidence.

Changes in Accounting Standards

Staff Position FAS 157-3, Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active

In October 2008, the FASB issued FASB Staff Position FAS 157-3, Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active (FSP FAS 157-3).  The FSP clarifies the application of Statement of FASB 157 in a market that is not active and provides an example to illustrate key considerations in determining the fair value of a financial asset when the market for that financial asset is not active.  FSP FAS 157-3 was effective upon issuance, and had no impact on our combined financial position, results of operations and cash flows.

SFAS No. 159 — The Fair Value Option for Financial Assets and Financial Liabilities

SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities, including an amendment of FASB Statement No. 115 became effective for adoption by all companies on January 1, 2008.  The adoption of this statement is optional.  The standard permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value and establishes presentation and disclosure requirements designed to facilitate comparisons between entities that choose different measurement attributes for similar types of assets and liabilities.  The Group has elected not to apply the fair value option.

SFAS No. 157 — Fair Value Measurements

On January 1, 2008, the Group prospectively adopted the provisions of SFAS No. 157, Fair Value Measurements, to increase consistency and comparability in fair value measurements and to expand their disclosures.  The new standard includes a definition of fair value as well as a framework for measuring fair value.  The adoption of this standard did not materially impact the Group’s financial statements.

FIN 48 — Accounting for Uncertainty in Income Taxes

On January 1, 2007, the Group adopted the provisions of FIN 48.  Under FIN 48, the Group may recognize the tax benefit from a tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.  FIN 48 also provides guidance on derecognition, classification, interest and penalties on income taxes, accounting in interim periods and expanded income tax disclosures.  On January 1, 2007, the Group recorded a net increase of $399 to its liability for unrecognized tax benefits, resulting in an equivalent decrease to the January 1, 2007 balance of Owners’ net investment.  See Note 7 — Income Taxes.

SFAS No. 156 — Accounting for Servicing of Financial Assets

On January 1, 2007, the Group adopted SFAS No. 156, Accounting for Servicing of Financial Assets.  This statement, which is an amendment to SFAS No. 140, requires that all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable, and permits, but does not require, the subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value.  If an entity uses derivative instruments to mitigate the risks inherent in servicing assets and servicing liabilities, it can simplify its accounting since SFAS No. 156 permits income statement recognition of the potential offsetting changes in fair value of those servicing assets and servicing liabilities and derivative instruments in the same accounting period.  SFAS No. 156 is effective for all separately recognized servicing assets and liabilities acquired or issued after the beginning of an entity’s fiscal year that begins after September 15, 2006.  The adoption of this standard did not impact the Group’s financial statements.

SFAS No. 158 — Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans

Effective December 31, 2006, the Group adopted the provisions of SFAS No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment to FASB Statements No. 87, 88, 106 and 132(R).  The standard

RIO TINTO ALCAN PACKAGING — FOOD AMERICAS

NOTES TO THE COMBINED FINANCIAL STATEMENTS

(in thousands of US$, except per share amounts and unless stated otherwise)

requires an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its balance sheet with an offsetting amount in accumulated other comprehensive income and to recognize changes in that funded status in the year in which the changes occur. SFAS No. 158 also expands the required annual disclosures.  At December 31, 2006, the Group recognized a liability of $10,504 for the underfunded status of its defined benefit postretirement plans, with a corresponding charge of $5,260 (net of tax) against accumulated other comprehensive income in connection with the adoption of this standard.

SAB 108 — Guidance for Quantifying Financial Statement Misstatements

Effective December 31, 2006, the Group adopted the provisions of Staff Accounting Bulletin No. 108 (SAB 108), Guidance for Quantifying Financial Statement Misstatements.  In SAB 108, the staff of the United States Securities and Exchange Commission (SEC) establishes an approach that requires quantification of financial statement errors based on the effects of the error on each of the Group’s financial statements and the related financial statement disclosures.  This model is commonly referred to as a “dual approach” because it essentially requires quantification of errors under both the “iron-curtain” and the “roll-over” methods.

The iron curtain method focuses primarily on the effect of correcting the period-end balance sheet with less emphasis on the reversing effects of prior year errors on the statement of operations in the period of correction.  The roll-over method focuses primarily on the impact of a misstatement on the statement of operations, including the reversing effect of prior year misstatements, but can lead to the accumulation of misstatements in the balance sheet.  The adoption of this bulletin did not impact the Group’s financial statements.

SFAS No. 123(R) — Share-Based Payment

On January 1, 2006, the Group adopted SFAS No. 123(R), Share-Based Payment, which is a revision to SFAS No. 123, Accounting for Stock-Based Compensation.  SFAS No. 123(R) requires all share-based payments to employees to be recognized in the financial statements based on their fair values.  The fair value of options granted after January 1, 2006 is determined using the Monte Carlo simulation model, whereas the fair value of options granted prior to that date was determined using the Black-Scholes valuation model.  The Group had previously adopted the fair-value based method of accounting for stock options under SFAS No. 123 using the retroactive restatement method described in SFAS No. 148, Accounting for Stock-Based Compensation — Transition and Disclosure, effective January 1, 2004.  The effect of applying the provisions of SFAS No. 123(R) was a decrease in pre-tax compensation expense of $182 in the year ended December 31, 2006.

On January 1, 2006, the Group recorded an after-tax charge of $162, using the modified prospective application method, in Cumulative effect of accounting change, to record all outstanding liability awards, previously measured at their intrinsic value, at their fair value.  See Note 20 — Stock Options and Other Share-Based Compensation.

SFAS No. 151 — Inventory Costs

On January 1, 2006, the Group adopted the provisions of SFAS No. 151, Inventory Costs, on a prospective basis.  This statement amends the guidance in Accounting Research Bulletin (ARB) No. 43, Chapter 4, “Inventory Pricing”, to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage).  ARB No. 43 previously stated that these expenses may be so abnormal as to require treatment as current period charges.  SFAS No. 151 requires that those items be recognized as current-period charges regardless of whether they meet the criterion of “so abnormal”.

In addition, SFAS No. 151 requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities.  The adoption of this standard did not impact the Group’s financial statements.

SFAS No. 154 — Accounting Changes and Error Corrections

On January 1, 2006, the Group adopted the provisions of SFAS No. 154, Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20 and FASB Statement No. 3.  This statement applies to all voluntary changes in accounting principle and changes the requirements for accounting for and reporting of a change in accounting principle.  The statement requires retrospective application to prior periods’ financial statements of a voluntary change in accounting principle versus including the cumulative effect of changing to the new accounting principle in net income.  SFAS No. 154 carries forward many provisions of Accounting Principles Board (APB) Opinion No. 20 without change, including the provisions related to the reporting of a change in accounting estimate, a change in the reporting entity, and the correction of an error.  The adoption of this standard did not impact the Group’s financial statements.

RIO TINTO ALCAN PACKAGING — FOOD AMERICAS

NOTES TO THE COMBINED FINANCIAL STATEMENTS

(in thousands of US$, except per share amounts and unless stated otherwise)

Recently Issued Accounting Standards

SFAS No. 166 — Accounting for Transfers of Financial Assets

In June 2009, the FASB issued SFAS No. 166 — Accounting for Transfers of Financial Assets (SFAS No. 166).  SFAS No. 166 is a revision to SFAS No. 140 — Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, and will require additional disclosure about the transfers of financial assets, including securitization transactions, and additional disclosure in cases where entities have continuing exposure to the risks related to transferred financial assets.  The statement eliminates the concept of “qualifying special-purpose entity” and changes the requirements for derecognizing financial assets.  SFAS No. 166 is effective for annual and interim reporting periods beginning after November 15, 2009.  Earlier application is prohibited and must be applied to transfers occurring on or after the effective date.  We have not determined the impact, if any, SFAS No. 166 will have on our financial statements.

SFAS No. 165 — Subsequent Events

In May 2009, the FASB issued SFAS No. 165 — Subsequent Events (SFAS No. 165) which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued.  It also requires the disclosure of the date through which subsequent events are evaluated and the basis for that date, that is, whether that date represents the date the financial statements are issued or are available to be issued.  The effective date for SFAS No. 165 is for interim or annual periods ending on or after June 15, 2009.  We are currently evaluating the effects that the adoption of SFAS No. 165 may have on our financial statements.

SFAS No. 161 — Disclosures about Derivative Instruments and Hedging Activities

In March 2008, the FASB issued SFAS No. 161 — Disclosures about Derivative Instruments and Hedging Activities — an amendment of FASB Statement No. 133.  The standard enhances the disclosure requirements for derivative instruments and hedging activities.  The statement is effective for fiscal years beginning on or after November 15, 2008, with early adoption encouraged.  The Group is currently evaluating the impact of this standard on its financial statements.

SFAS No. 141(R) — Business Combinations

In December 2007, the FASB issued SFAS No. 141 (Revised), Business Combinations.  This standard requires the acquiring entity in a business combination to recognize the assets acquired, liabilities assumed and any non-controlling interest in the acquiree at fair value at the acquisition date, with limited exceptions.  The statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008.  Early adoption is not permitted.

We have determined that all other recently issued accounting pronouncements will not have a material impact on our combined financial position, results of operations and cash flows, or do not apply to our operations.

2.             ACQUISITION OF ALCAN BY RIO TINTO

On October 23, 2007, Alcan was acquired by Rio Tinto.  As a result of the Acquisition, the portion of the total consideration and transaction costs paid by Rio Tinto in connection with the Acquisition and attributable to the Group (the “Packaging — Food Americas consideration”) was determined by Rio Tinto to be $839,824.

The Packaging — Food Americas consideration was determined using Rio Tinto’s best estimate of the expected proceeds to be realized on the sale of Alcan Packaging, based on the net cash flows it was expected to generate in the future, discounted at a rate of 9 percent.  A portion of these expected proceeds was attributed to the Group on the basis of the fair value of its net assets relative to the fair value of Alcan Packaging’s net assets.

The Packaging — Food Americas consideration has been pushed down and allocated to the Group’s assets acquired and liabilities assumed, in accordance with SFAS No. 141, based on our estimates of fair value using methodologies and assumptions that we and Rio Tinto believe are reasonable.  To estimate fair values, a number of factors were considered, including the application of multiples to discounted cash flow estimates.  There is considerable management judgment with respect to cash flow estimates and appropriate multiples used in determining fair value.

The following table shows the allocation of the Packaging — Food Americas consideration to the assets acquired and the liabilities assumed of the Group at the date of the Acquisition.

RIO TINTO ALCAN PACKAGING – FOOD AMERICAS

NOTES TO THE COMBINED FINANCIAL STATEMENTS

(in thousands of US$, except per share amounts and unless stated otherwise)

Assets acquired:
Current assets, excluding short-term loans receivable from related parties and deferred income tax assets	401,343
Property, plant and equipment	606,960
Intangible assets	326,943
Goodwill	460,011
Deferred income taxes, including current portion	13,378
Short- and long-term loans receivable from related parties	366,686
Other assets	8,773
Total assets acquired	2,184,094

Liabilities assumed:
Payables and accrued liabilities	(225,243)
Short-term borrowings and debt, including current portion	(851,879)
Deferred income taxes, including current portion	(162,087)
Postretirement benefits	(83,017)
Other liabilities	(22,044)
Total liabilities assumed	(1,344,270)

Total Packaging — Food Americas consideration	839,824

The allocation shown above included significant fair value adjustments to the previously recorded historical amounts of certain of the Groups assets and liabilities: primarily Property, plant and equipment; Intangible assets; Inventories; Short-Term Borrowings and Debt, along with adjustments to the deferred income taxes associated with these assets and liabilities.  Intangible assets include customer contracts and relationships; patented and non-patented technology; and trademarks and tradenames.  Fair value adjustments to certain of the Group’s short-term borrowings and debt instruments are being amortized on the straight-line method over the life of the related borrowings in Interest expense — third and related parties.  These push down adjustments did not impact the Group’s cash flows and were not deductible for income tax purposes.

As a result of the Acquisition, all of the Group’s goodwill as at October 24, 2007 arises from the allocation of the Packaging — Food Americas consideration under push down accounting.

Goodwill is attributable to several factors, including (i) the fair value of the Group’s workforce; (ii) the value of potential expansion into new markets and geographies, which would lead to the future development of customer relationships not captured in identified intangible asset value; (iii) technology not yet developed that will increase efficiency, which is not captured in identified intangible value; and (iv) the perpetuity value associated with the Group operating indefinitely.

3.             DISCONTINUED OPERATIONS

During the year ended December 31, 2005, Group management decided to discontinue the operations of its North American Food Packaging Plastic Bottle businesses, which were then classified as held for sale as at December 31, 2005 and included in discontinued operations.  During the year ended December 31, 2006, the Group sold the net assets of these businesses for proceeds of $181,922, resulting in a loss on disposal of $(2,815).  The table below shows selected financial information for the businesses included in discontinued operations in the Group’s combined statement of operations for the year ended December 31, 2006.  Income from operations includes the write-off of $80,511 of goodwill, which is non-deductible for income tax purposes.  As a result, and also due to (i) taxable gains resulting from the disposal of certain patented technology; and (ii) income tax expense on taxable earnings in the US, the loss from discontinued operations includes a substantial amount of income tax expense.

Year Ended December 31,
2006
Predecessor
Sales and operating revenues	40,440

Income from operations	4,645
Loss on disposal	(2,815)
Income before income tax expense	1,830
Income tax expense	(30,477)
Loss from discontinued operations	(28,647)

RIO TINTO ALCAN PACKAGING – FOOD AMERICAS

NOTES TO THE COMBINED FINANCIAL STATEMENTS

(in thousands of US$, except per share amounts and unless stated otherwise)

4.             RESTRUCTURING PROGRAMS

Descriptions of programs

Year ended December 31, 2008

The Group approved and initiated headcount reduction restructuring plans in certain plants in its Food and Specialty North America operating segment as part of continuing efforts to manage ongoing costs and margins, and incurred severance costs of $758.  During the year ending December 31, 2009, the Group expects to incur additional severance costs of approximately $466 in connection with the completion of this program.

The Group approved and initiated headcount reduction restructuring plans in certain plants in its Food South America operating segment as part of continuing efforts to manage ongoing costs and margins, and incurred severance costs of $586.  During the year ending December 31, 2009, the Group expects to incur additional severance costs of approximately $263 in connection with the completion of this program.

The Group initiated a restructuring plan in its Labels America operating segment (approved during the year ended     December 31, 2007) to streamline operations, in order to better match capacity with demand while reducing costs.  The plan called for the closure of one facility and the transfer of certain equipment to another facility, and resulted in severance costs of $420 and other exit-related costs of $2,811, comprised of asset removal, transport and installation costs, along with environmental and facility post-closure costs.  The plan was substantially completed during 2008 and no significant additional costs are expected.

Period from October 24, 2007 through December 31, 2007

There were no restructuring costs incurred during this period.

Period from January 1, 2007 through October 23, 2007

The Group incurred additional severance costs of $455, asset impairment charges of $630 and other exit-related costs of $224 in its Food and Specialty North America operating segment to complete restructuring plans that had been initiated during the year ended December 31, 2006.  No further costs are expected in connection with these plans.

Year ended December 31, 2006

The Group incurred restructuring charges in its Food and Specialty North America operating segment relating to two projects initiated and approved during the year ended December 31, 2005.  One project involved efforts to focus certain plants on their main technologies, and resulted in other exit-related costs of $1,857.  The other project involved the consolidation of certain operations, and resulted in severance costs of $94, asset impairment charges of $935 and other exit-related costs of $1,275.

The Group incurred severance costs of $1,239 and other exit-related costs of $1,365 in connection with the closure of a plant in its Labels America operating segment.  No further costs are expected in connection with this plant closure.

RIO TINTO ALCAN PACKAGING – FOOD AMERICAS

NOTES TO THE COMBINED FINANCIAL STATEMENTS

(in thousands of US$, except per share amounts and unless stated otherwise)

Restructuring liabilities

The following table shows the activity by component in the Group’s restructuring liabilities.

	SEVERANCE COSTS	ASSET IMPAIRMENT CHARGES	OTHER EXIT- RELATED COSTS	TOTAL

Predecessor

Provision balance as at December 31, 2005	114	—	1,210	1,324

Year Ended December 31, 2006 Activity:
Restructuring charges	1,334	896	4,498	6,728
Costs paid or otherwise settled	(1,448)	—	(4,358)	(5,806)
Non-cash write-off of impaired assets	—	(896)	—	(896)
Effects of foreign exchange	—	—	3	3
Provision balance as at December 31, 2006	—	—	1,353	1,353

Period from January 1 through October 23, 2007 Activity:
Restructuring charges	455	630	232	1,317
Costs paid or otherwise settled	(455)	—	(1,431)	(1,886)
Non-cash write-off of impaired assets	—	(630)	—	(630)
Effects of foreign exchange	—	—	248	248
Provision balance as at October 23, 2007	—	—	402	402

Successor
Opening provision balance as at October 24, 2007	—	—	402	402

Period from October 24 through December 31, 2007 Activity:
Costs paid or otherwise settled	—	—	(6)	(6)
Effects of foreign exchange	—	—	(18)	(18)
Provision balance as at December 31, 2007	—	—	378	378

Year Ended December 31, 2008 Activity:
Restructuring charges	1,764	—	2,811	4,575
Costs paid or otherwise settled	(1,667)	—	(2,885)	(4,552)
Provision balance as at December 31, 2008	97	—	304	401

The provision balances as at December 31, 2008 and 2007 are included in Payables and accrued liabilities — third parties in the Group’s combined balance sheets (see Note 14 — Payables and Accrued Liabilities).

RIO TINTO ALCAN PACKAGING – FOOD AMERICAS

NOTES TO THE COMBINED FINANCIAL STATEMENTS

(in thousands of US$, except per share amounts and unless stated otherwise)

Restructuring charges

The following table shows the components of the Group’s restructuring charges by operating segment, as included in the accompanying combined statements of operations (see Note 23 — Information by Operating Segment):

	SEVERANCE COSTS	ASSET IMPAIRMENT CHARGES (ADJUSTMENTS)	OTHER EXIT- RELATED COSTS	TOTAL
Year Ended December 31, 2008
Successor

Food and Specialty North America	758	—	—	758
Food South America	586	—	—	586
Labels America	420	—	2,811	3,231

Total	1,764	—	2,811	4,575

Period from January 1, 2007 through October 23, 2007

Predecessor

Food and Specialty North America	455	630	224	1,309
Meat and Dairy	—	—	8	8

Total	455	630	232	1,317

Year ended December 31, 2006

Predecessor

Food and Specialty North America	94	935	3,132	4,161
Labels America	1,239	(39)	1,365	2,565
Meat and Dairy	1	—	1	2

Total	1,334	896	4,498	6,728

Restructuring charges incurred during the year ended December 31, 2008 were included in the measurement of the profitability of the Group’s operating segments (Business Group Profit or BGP), as they related to restructuring plans made under the authority and control of operating segment management.  Restructuring charges incurred during the period from January 1, 2007 through October 23, 2007, and all but $6 of the costs incurred during the year ended December 31, 2006 were excluded from BGP, as they related to major Group-wide initiatives.

RIO TINTO ALCAN PACKAGING – FOOD AMERICAS

NOTES TO THE COMBINED FINANCIAL STATEMENTS

(in thousands of US$, except per share amounts and unless stated otherwise)

5.             OTHER EXPENSES (INCOME) — NET

Other expenses (income) — net is comprised of the following:

	Year Ended December 31,	October 24, 2007 Through December 31,	January 1, 2007 Through October 23,	Year Ended December 31,
	2008	2007	2007	2006
	Successor	Successor	Predecessor	Predecessor

THIRD PARTIES
Asset impairment charges not included in restructuring programs (NOTE 10)	—	—	6,271	302
(Gains) losses on sales of property, plant and equipment, businesses and investments — net	123	(196)	957	(2,793)
Exchange (gains) losses — net (NOTE 6)	(1,675)	155	1,616	1,454
Provisions for legal claims	—	—	—	2,159
Interest income	(46)	(75)	(90)	(126)
Write-off of costs related to abandoned acquisition projects	277	210	2,110	—
Other — net	1,534	(999)	2,333	1,059
	213	(905)	13,197	2,055

RELATED PARTIES (NOTE 21)

Interest income	(6,043)	(2,416)	(13,430)	(15,756)
Unrealized (gains) losses on derivatives — net (NOTE 19)	1,657	(268)	(25)	332
	(4,386)	(2,684)	(13,455)	(15,424)

6.             CURRENCY (GAINS) LOSSES — NET

The following amounts are included in Other expenses (income) — net:

	Year Ended December 31,	October 24, 2007 Through December 31,	January 1, 2007 Through October 23,	Year Ended December 31,
	2008	2007	2007	2006
	Successor	Successor	Predecessor	Predecessor

Exchange (gains) losses — net:
(Gains) losses on translation of monetary assets and liabilities — net	(1,675)	155	1,616	1,454

Unrealized (gains) losses on currency derivatives — net	(3)	(318)	167	205

The following amounts are included in Accumulated other comprehensive income (loss):

	Year Ended December 31,	October 24, 2007 Through December 31,	January 1, 2007 Through October 23,	Year Ended December 31,
	2008	2007	2007	2006
	Successor	Successor	Predecessor	Predecessor

Deferred translation adjustments — beginning of period(A)	4,823	—	(23,586)	(24,896)
Effect of exchange rate changes — net	(55,299)	4,823	9,039	1,303
Realized deferred translation adjustments, included in (Loss) from discontinued operations	—	—	—	7
Deferred translation adjustments — end of period(A)	(50,476)	4,823	(14,547)	(23,586)

RIO TINTO ALCAN PACKAGING – FOOD AMERICAS

NOTES TO THE COMBINED FINANCIAL STATEMENTS

(in thousands of US$, except per share amounts and unless stated otherwise)

(A)          The Deferred translation adjustments — beginning of period balance as at October 24, 2007 is nil and does not equal the Deferred translation adjustments — end of period balance as at October 23, 2007 due to the effects of push down accounting and the establishment of a new basis of Owners’ net investment, as discussed in Note 1 — Business and Summary of Significant Accounting Policies and Note 2 — Acquisition of Alcan by Rio Tinto.

7.             INCOME TAXES

The Group’s combined financial statements are prepared on a carve-out basis as described in Note 1 — Business and Summary of Significant Account Policies and Note 2 — Acquisition of Alcan by Rio Tinto.

The following table shows the components of the Group’s income (loss) from continuing operations before income taxes and other items and the components of total income tax expense (benefit), by domestic (US) and foreign (Other countries) jurisdictions.

	Year Ended December 31,	October 24, 2007 Through December 31,	January 1, 2007 Through October 23,	Year Ended December 31,
	2008	2007	2007	2006
	Successor	Successor	Predecessor	Predecessor

Income (loss) from continuing operations before income taxes and other items
US	(152,166)	(16,874)	58	12,876
Other countries	(12,008)	(3,488)	15,765	(6,728)
	(164,174)	(20,362)	15,823	6,148
Current income tax expense (benefit)
US	(5,223)	(1,425)	8,244	4,109
Other countries	9,735	1,569	6,940	6,545
	4,512	144	15,184	10,654
Deferred income tax expense (benefit)
US	10,604	(4,768)	(6,803)	526
Other countries	(447)	(3,076)	(1,267)	(915)
	10,157	(7,844)	(8,070)	(389)
Total income tax expense (benefit)	14,669	(7,700)	7,114	10,265

RIO TINTO ALCAN PACKAGING — FOOD AMERICAS

NOTES TO THE COMBINED FINANCIAL STATEMENTS

(in thousands of US$, except per share amounts and unless stated otherwise)

The following table shows the reconciliation of the income tax expense (benefit) calculated at the US federal statutory income tax rate to the Group’s income tax expense (benefit).

	Year Ended December 31,	October 24, 2007 Through December 31,	January 1, 2007 Through October 23,	Year Ended December 31,
	2008	2007	2007	2006
	Successor	Successor	Predecessor	Predecessor
US federal statutory income tax rate	35%	35%	35%	35%
Income (loss) from continuing operations before income taxes and other items	(164,174)	(20,362)	15,823	6,148
Income tax expense (benefit) at the US federal statutory income tax rate	(57,461)	(7,127)	5,538	2,152
Differences attributable to:
Foreign and state tax rate differences	(5,123)	(243)	353	875
Goodwill impairment	71,046	—	—	8,668
Tax-exempt income and non-deductible expenses	2,010	312	261	(992)
Unrecorded tax benefits	2,224	—	—	—
Tax rate changes	300	(703)	(115)	(94)
Other	1,673	61	1,077	(344)
Income tax expense (benefit)	14,669	(7,700)	7,114	10,265

The principal items included in the Group’s deferred income tax assets and liabilities are:

	As at December 31,
	2008	2007
	Successor	Successor
Assets
Accounting provisions not currently deductible for tax	79,111	66,783
Tax benefit carryovers	4,901	1,174
Other – net	—	1,376
	84,012	69,333
Less: Valuation allowance	(3,671)	(1,396)
	80,341	67,937
Liabilities
Property, plant and equipment and intangible assets	(207,707)	(205,749)
Inventories	(6,557)	(3,532)
Other – net	(209)	—
	(214,473)	(209,281)
Net deferred income tax liabilities	(134,132)	(141,344)

Amounts recognized in the combined balance sheets:
Deferred income tax assets – current	8,780	13,100
Deferred income tax assets – non-current	—	278
Deferred income tax liabilities – non-current	(142,912)	(154,722)
Net deferred income tax liabilities	(134,132)	(141,344)

As at December 31, 2008, the Group had tax benefit carryovers of $4,901 relating to operating losses, which expire at various dates between 2010 and 2018.

The valuation allowance amounts of $3,671 and $1,396 as at December 31 2008 and 2007, respectively, relate primarily to deferred tax assets of entities for which realization is not more likely than not.  During the year ended December 31, 2008, none of the valuation allowance was reversed.  During the periods from October 24, 2007 through December 31, 2007 and January 1, 2007 through October 23, 2007, valuation allowances of $429 and $516, respectively, were reversed and were

RIO TINTO ALCAN PACKAGING — FOOD AMERICAS

NOTES TO THE COMBINED FINANCIAL STATEMENTS

(in thousands of US$, except per share amounts and unless stated otherwise)

allocated to reduce goodwill.  If the valuation allowance is subsequently reversed, none would be allocated to reduce goodwill upon adoption of SFAS No. 141(R), effective January 1, 2009.

FIN 48

As disclosed in Note 1 — Business and Summary of Significant Accounting Policies, the Group adopted the provisions of FIN 48 as of January 1, 2007.  The total amount of unrecognized tax benefits as of December 31, 2008 and 2007 was $6,823 and $6,791, respectively, of which $6,823 and $152, respectively, would impact the Group’s effective tax rate, if recognized.  Certain movements in unrecorded tax benefits were allocated to adjust goodwill as they related to years prior to the Acquisition (See Note 12 — Goodwill).

A reconciliation of the beginning and ending balance of unrecognized tax benefits is as follows:

	Year Ended December 31, 2008	October 24, 2007 Through December 31, 2007	January 1, 2007 Through October 23, 2007
	Successor	Successor	Predecessor
Balance at the beginning of period	6,791	6,639	5,834
Gross increases related to current period tax positions	908	152	—
Decreases related to lapse of statute of limitations	(876)	—	(1,353)
Balance at the end of the period	6,823	6,791	4,481

The Group recognizes accrued interest and penalties related to unrecognized tax benefits as part of the income tax provision.  During the year ended December 31, 2008 and during the periods from October 24, 2007 through December 31, 2007 and January 1, 2007 through October 23, 2007, the Group recorded interest and penalties related to unrecognized tax benefits of $590, $149 and $462, respectively.  The total accrued net liability for interest and penalties as at December 31, 2008 and 2007 was $2,329 and 2,151, respectively.

Certain unrecorded tax benefit liabilities, including related interest accruals, are included in Owners’ net investment, in accordance with carve-out accounting guidelines as discussed in Note 1 — Business and Summary of Significant Accounting Policies.

As a multi-jurisdiction taxpayer, the Group is under continual audit by various taxing authorities on several open tax years. Therefore, it is reasonably possible that the amount of unrecognized tax benefits for tax positions taken regarding previously filed tax returns could significantly increase or decrease in the next 12 months. However, based on the status of these examinations and the uncertainty surrounding the outcomes of audits and negotiations, it is not possible at this time to estimate the impact of any such changes, if any.

The Group conducts business internationally and, as a result, the entities within which the Group operates file income tax returns in multiple jurisdictions.  In the normal course of business, the Group is subject to examination by taxing authorities in these jurisdictions, including the US, Canada, Mexico, Brazil, Argentina and New Zealand.  Foreign jurisdictions have statutes of limitations generally ranging from two to five years.  In general, the Group has tax years still open to examination in various jurisdictions ranging from the year 2003 and onward.

8.             TRADE RECEIVABLES

	As at December 31,
	2008		2007
	THIRD PARTIES	RELATED PARTIES	THIRD PARTIES	RELATED PARTIES
	Successor	Successor	Successor	Successor
Trade receivables – gross	56,535	57,416	78,684	61,572
Less: Allowance for doubtful accounts	(2,259)	—	(2,741)	—
Trade receivables – net	54,276	57,416	75,943	61,572

Sale of receivables

Through October 2006, the Group’s businesses in North America had an agreement to sell certain third party trade receivables to a third party.  The program was terminated in November 2006 and was incorporated into a global program managed by the

RIO TINTO ALCAN PACKAGING — FOOD AMERICAS

NOTES TO THE COMBINED FINANCIAL STATEMENTS

(in thousands of US$, except per share amounts and unless stated otherwise)

Owners.  Under this program, the Group sold and continues to sell to the Owners an undivided interest in certain third party trade receivables, without recourse, under an Eligible Operating Subsidiary Receivables Purchase Agreement.  The third party receivables are exchanged for receivables from the Owners, which are included in Trade receivables — related parties (see Note 21 — Related Party Transactions).  The trade receivables from related parties balances as at December 31, 2008 and 2007 shown in the table above include approximately $46,114 and $37,570, respectively, related to receivables sold under this program, with approximately $7,997 and $5,940, respectively, held in reserve by the Owners.

The Owners charge the Group a purchase discount, which the Group charges back to the Owners as the Group acts as a service agent and administers the collection of the receivables sold.  The purchase discount and the offsetting servicing fee are included in Other expenses (income) — net — related parties.

Allowance for doubtful accounts

The allowance for doubtful accounts represents management’s best estimate of probable losses inherent in the third party trade receivables balance.  Management determines the allowance based on known uncollectible accounts, historical experience and other currently available evidence.  Activity in the allowance for doubtful accounts is as follows:

	Year Ended December 31,	October 24, 2007 Through December 31,	January 1, 2007 Through October 23,
	2008	2007	2007
	Successor	Successor	Predecessor
Balance at beginning of period	(2,741)	(3,286)	(2,403)
Additions charged to expense	(2,459)	(297)	(1,748)
Recoveries	2,135	310	845
Write-offs	404	542	188
Effect of exchange rate changes – net	402	(10)	(168)
Balance at end of period	(2,259)	(2,741)	(3,286)

9.             INVENTORIES

	As at December 31,
	2008	2007
	Successor	Successor
Raw materials and other supplies	63,112	69,290
Work in progress	29,751	34,331
Finished goods	100,597	101,063
	193,460	204,684

10.          PROPERTY, PLANT AND EQUIPMENT

	As at December 31,
	2008	2007
	Successor	Successor
Cost (excluding Construction work in progress)
Land and property rights	25,119	26,840
Buildings	128,339	133,858
Machinery and equipment	430,581	380,821
	584,039	541,519
Accumulated depreciation	(52,323)	(9,424)
	531,716	532,095
Construction work in progress	41,761	74,402
Property, plant and equipment – net	573,477	606,497

RIO TINTO ALCAN PACKAGING — FOOD AMERICAS

NOTES TO THE COMBINED FINANCIAL STATEMENTS

(in thousands of US$, except per share amounts and unless stated otherwise)

Depreciation expense related to property, plant and equipment was as follows:

	Year Ended December 31,	October 24, 2007 Through December 31,	January 1, 2007 Through October 23,	Year Ended December 31,
	2008	2007	2007	2006
	Successor	Successor	Predecessor	Predecessor
Depreciation expense	58,519	9,616	46,365	54,686

Impairments

During the period from January 1, 2007 through October 23, 2007, the Group recorded asset impairment charges of $6,172 in its Labels America operating segment, related to machinery and equipment that was taken out of service and written down to its net realizable value.  These impairment charges were not related to a restructuring plan, and were therefore included in the total asset impairment charges of $6,271 included in Other expenses (income) — net — third parties in the Group’s combined statement of operations.

11.          INTANGIBLE ASSETS

The components of the Group’s intangible assets, all of which have finite lives, are shown in the table below.

	CUSTOMER CONTRACTS AND RELATIONSHIPS	PATENTED AND NON-PATENTED TECHNOLOGY	TRADEMARKS AND TRADENAMES	TOTAL
Successor
As at December 31, 2008

Gross carrying amount	196,822	85,241	28,375	310,438
Less: Accumulated amortization	(11,494)	(7,366)	(1,833)	(20,693)
Net book value	185,328	77,875	26,542	289,745
Weighted average useful life	20.0 years	15.0 years	20.0 years	18.6 years

Successor
As at December 31, 2007
Gross carrying amount	208,178	88,669	29,964	326,811
Less: Accumulated amortization	(1,747)	(1,100)	(282)	(3,129)
Net book value	206,431	87,569	29,682	323,682
Weighted average useful life	20.0 years	15.0 years	20.0 years	18.6 years

Amortization expense related to intangible assets was as follows:

	Year Ended December 31,	October 24, 2007 Through December 31,	January 1, 2007 Through October 23,	Year Ended December 31,
	2008	2007	2007	2006
	Successor	Successor	Predecessor	Predecessor
Amortization expense	18,755	3,143	2,239	2,712

Future estimated amortization expense for each of the five succeeding fiscal years is expected to be approximately $18,700.  Actual amounts may differ from these estimates due to such factors as customer turnover, impairments, additional intangible asset acquisitions and other events.

RIO TINTO ALCAN PACKAGING – FOOD AMERICAS

NOTES TO THE COMBINED FINANCIAL STATEMENTS

(in thousands of US$, except per share amounts and unless stated otherwise)

12.          GOODWILL

The Group had historical goodwill arising from its acquisitions in periods prior to the Acquisition of Alcan by Rio Tinto.

As a result of the Acquisition of Alcan by Rio Tinto, the Group’s combined financial statements for periods subsequent to October 23, 2007 are presented on a new basis of accounting.  All of the Group’s goodwill as at October 24, 2007 arises from the allocation of the Packaging — Food Americas consideration under push down accounting, as discussed below and in Note 2 — Acquisition of Alcan by Rio Tinto.

The fair value of the Group at the time of the Acquisition of Alcan was determined using Rio Tinto’s best estimate of the expected proceeds to be realized on the sale of Alcan Packaging, based on the net cash flows it was expected to generate in the future, discounted at a rate of 9 percent.  A portion of these expected proceeds was then attributed to the Group on the basis of the fair value of its net assets relative to the fair value of Alcan Packaging’s net assets.  This fair value was then allocated to the Group’s assets acquired, liabilities assumed and goodwill.

Impairments

In accordance with SFAS No. 142, we evaluate the carrying value of goodwill for potential impairment annually during the fourth quarter of each year or when events occur or circumstances change that would more likely than not reduce the fair value of an operating segment below its carrying value.  We test goodwill for impairment using a fair value approach at the reporting unit level.  We use our operating segments as our reporting units.

Our estimate of fair value of each reporting unit is based on discounted cash flows (the income approach).  Under the income approach, the fair value of each reporting unit was based on the present value of estimated future cash flows. The income approach is dependent on a number of significant management assumptions including estimated demand in each market and the discount rate. The discount rate is commensurate with the risk inherent in the projected cash flows and reflects the rate of return required by an investor in the current economic conditions.  The reasonableness of the fair value conclusions was assessed by comparing the implied earnings before interest and tax multiples against industry observable market multiples.

As a result of our impairment testing, for the year ended December 31, 2008, the Group recorded a total impairment charge to goodwill of $184,638 due to: (i) the global economic downturn; (ii) the adverse trading performance of the Group’s companies in their respective markets; and (iii) adverse changes in the capital markets, which made it difficult to finance the acquisitions of companies in general.  Additionally, for the year ended December 31, 2006, the Group recorded an impairment of goodwill totaling $25,983 due to the adverse trading performance of the Group’s Alcan Packaging Danaflex operating segment.

Activity

Changes in the Group’s goodwill by operating segment and including intersegment and other (see Note 23 — Information by Operating Segment) are as follows:

	FOOD AND SPECIALTY NORTH AMERICA	FOOD AND SPECIALTY SOUTH AMERICA	MEAT AND DAIRY	LABELS AMERICA	ALCAN PACKAGING DANAFLEX	INTER- SEGMENT AND OTHER	TOTAL

Predecessor

Balance as at January 1, 2007	338,639	4,166	157,934	30,068	8,892	24,035	563,734

Activity for the period from January 1, 2007 Through October 23, 2007:
Effects of foreign exchange	3,399	(130)	—	—	690	66	4,025
Other adjustments(A)	(29,487)	(199)	(15,888)	(701)	(3,964)	(107)	(50,346)
Balance as at October 23, 2007	312,551	3,837	142,046	29,367	5,618	23,994	517,413

Successor
Balance as at October 24, 2007	77,965	50,987	232,573	57,875	7,618	32,993	460,011

Activity for the period from October 24, 2007 Through December 31, 2007:
Effects of foreign exchange	(270)	319	—	(16)	190	(68)	155
Other adjustments	(514)	—	—	—	—	1	(513)
Balance as at December 31, 2007	77,181	51,306	232,573	57,859	7,808	32,926	459,653

Activity for the year endedDecember 31, 2008:
Impairments	—	(23,639)	(103,387)	(57,612)	—	—	(184,638)
Effects of foreign exchange	(5,184)	(11,675)		(247)	(1,981)	(1,083)	(20,170)
Other adjustments	(357)	—	—	—	—	(1,562)	(1,919)
Balance as at December 31, 2008	71,640	15,992	129,186	—	5,827	30,281	252,926

RIO TINTO ALCAN PACKAGING – FOOD AMERICAS

NOTES TO THE COMBINED FINANCIAL STATEMENTS

(in thousands of US$, except per share amounts and unless stated otherwise)

(A)

Other adjustments arise due to changes in the allocation of goodwill to the Group from Alcan, resulting from changes in the income tax valuation allowances of certain entities acquired by Alcan prior to the Acquisition.

13.                               OTHER ASSETS

	As at December 31,
	2008	2007
	Successor	Successor
Deferred compensation funds held on deposit	3,050	3,113
Prepaid pension costs (NOTE 17)	2,455	825
Prepaid rent, taxes and insurance	1,420	1,570
Long-term portion of other receivable from land sale	744	973
Customer deposits and employee loans	574	608
Other	393	796
	8,636	7,885

14.          PAYABLES AND ACCRUED LIABILITIES

	As at December 31,
	2008		2007
	THIRD PARTIES	RELATED PARTIES	THIRD PARTIES	RELATED PARTIES
	Successor	Successor	Successor	Successor
Trade payables	124,238	14,042	124,454	16,150
Accrued employment costs	36,712	—	38,337	—
Other accrued liabilities	16,889	—	23,638	—
Current portion of postretirement benefits (NOTE 17)	5,932	—	6,360	—
Provisions for legal claims	1,443	—	16,399	—
Bank overdrafts	1,484	—	532	—
Restructuring liabilities (NOTE 4)	401	—	378	—
Accrued interest payable	—	516	—	2,764
Derivative instruments at fair value (NOTE 19)	—	1,884	—	42
	187,099	16,442	210,098	18,956

15.          SHORT-TERM BORROWINGS AND DEBT

Fair values

In connection with the Acquisition, all of the Group’s short-term borrowings and debt instruments were recorded at their fair values as at October 23, 2007, which resulted in adjustments to the principal amounts of certain of the Group’s short-term borrowings and debt instruments.  The net fair value adjustment was a decrease of $(2,663), and is being amortized on a straight-line basis (which approximates the “effective interest amortization” method) over the life of the related borrowings into Interest expense — third and related parties.  During the year ended December 31, 2008 and the period from October 24, 2007 through December 31, 2007, $2,339 and $476, respectively, of the net fair value adjustment was amortized as additional interest expense.  As at December 31, 2008, the remaining net unamortized fair value adjustment was $152 (a net increase to fair value) and will be amortized to adjust interest expense in future periods.

Short-term borrowings

All of the Group’s short-term borrowings consist of variable and fixed rate credit facilities and cash pooling agreements with various businesses and subsidiaries of the Owner, and are therefore considered as due to related parties.  These credit facilities and agreements are generally established on an as-needed basis between the Group and the Owner at amounts equal to the borrowings.  Accordingly, there are no additional agreed-upon borrowing availability or limits between the Group and the Owner under these or any additional credit facilities and cash pooling agreements.  As at December 31, 2008 and 2007, the weighted average interest rates on the Group’s short-term borrowings due to related parties were 1.7% and 5.6%, respectively.  The interest rate on the Group’s variable rate short-term borrowings fluctuates with movements in the London Interbank Offered Rate (LIBOR).  The following table shows the details of the Group’s short-term borrowings due to related parties:

RIO TINTO ALCAN PACKAGING – FOOD AMERICAS

NOTES TO THE COMBINED FINANCIAL STATEMENTS

(in thousands of US$, except per share amounts and unless stated otherwise)

		Interest	As at December 31,
		Rates(A)	2008	2007
			Successor	Successor
DUE TO RELATED PARTIES

BORROWER	COUNTERPARTY

Alcan Packaging Canada, Ltd.
Fixed rate cash pooling agreement; 59.6 million Canadian dollars (CAD)	Alcan Packaging Canada, Ltd.(B)	0.00%	48,853	60,926
Fixed rate credit facility; CAD 14.9 million	Alcan Packaging Canada, Ltd.(B)	0.00%	12,188	15,200
Variable rate credit facility; CAD 9.7 million	FEEP	1.70%	7,959	—
Variable rate credit facility; CAD 16.5 million	FEEP	1.72%	13,569	—
Fixed rate credit facility; CAD 8.0 million	Interglass, Inc.	0.00%	—	7,796

Alcan Packaging Thermaplate, Inc.
Variable rate credit facility	Alusuisse Aluminium USA Inc.	5.80%	—	16,799

Alcan Packaging Mexico, S.A. de C.V.
Variable rate credit facility; 46.0 million Mexican Pesos (MXN)	FEEP	8.31%	3,340	—
Variable rate credit facility; MXN 42.9 million	FEEP	9.26%	3,114	—
Variable rate credit facility; MXN 30.0 million	FEEP	8.61%	2,178	—
Variable rate credit facility; MXN 35.0 million	FEEP	8.51%	2,541	—
Variable rate credit facility; MXN 116.0 million	FEEP	8.50%	—	8,424
Variable rate credit facility; MXN 54.1 million	FEEP	8.81%	—	3,929
Variable rate credit facility; MXN 5.0 million	FEEP	9.74%	—	458

Alcan Packaging Food and Tobacco, Inc.
Variable rate cash pooling agreement	Alusuisse Aluminium USA Inc.	5.80%	—	172,708

Envaril Plastic Packaging, s.r.l.
Variable rate credit facility	FEEP	5.82%	3,974	3,697
Variable rate credit facility	FEEP	4.02%	2,035	1,970
Variable rate credit facility	FEEP	4.41%	1,625	—

Pechiney Plastic Packaging, Inc.
Variable rate cash pooling agreement	Alusuisse Aluminium USA Inc.	1.64%	145,639	—
Variable rate cash pooling agreement	Alcan Corporation	5.80%	—	197,519
Fixed rate cash pooling agreement	Pechiney Cast Plate, Inc.	0.00%	20	—
Fixed rate credit facility	Cebal Mexicana LP	0.00%	223	263
Total principal value			247,258	489,689
Net unamortized fair value adjustment(C)			—	(1,859)
Total carrying value			247,258	487,830

(A)

For borrowings showing a balance as at December 31, 2008, interest rates are the effective rates with the counterparty as at December 31, 2008 and exclude the effects of the amortization of the net fair value adjustment as a result of the Acquisition. For borrowings showing a balance only as at December 31, 2007, interest rates are the effective rates with the counterparty as at December 31, 2007 and exclude the effects of the amortization of the net fair value adjustment as a result of the Acquisition.

(B)

Certain operating businesses within Alcan Packaging Canada, Ltd. that are included in the Group have borrowings from certain other operating businesses within Alcan Packaging Canada, Ltd. that are excluded from the Group.

(C)	Fair value adjustments related to short-term borrowings were amortized over a period of twelve months from the Acquisition and were therefore fully amortized by December 31, 2008.

RIO TINTO ALCAN PACKAGING – FOOD AMERICAS

NOTES TO THE COMBINED FINANCIAL STATEMENTS

(in thousands of US$, except per share amounts and unless stated otherwise)

Debt

The following table shows the details of the Group’s debt due to third and related parties:

			As at December 31, 2008			As at December 31, 2007
		Interest Rates(A)	Long-term debt – net of current portion	Current portion of long-term debt	Total	Long-term debt – net of current portion	Current portion of long-term debt	Total
			Successor	Successor	Successor	Successor	Successor	Successor
DUE TO THIRD PARTIES

BORROWER
Alcan Packaging Mexico, S.A. de C.V.
Note payable for net asset purchase of Relapasa (NOTE 18)		0.00%	—	210	210	—	3,985	3,985
Danaflex Packaging Corporation ltd
Variable rate loan due to bank		6.73%	—	—	—	—	33	33
Total principal value			—	210	210	—	4,018	4,018
Net unamortized fair value adjustment			—	—	—	—	(206)	(206)
Total carrying value			—	210	210	—	3,812	3,812

DUE TO RELATED PARTIES

BORROWER	COUNTERPARTY
Alcan Packaging Food and Tobacco Inc.
Variable rate note, due 2012	Alcan Products Corporation	1.44%	348,000	—	348,000	348,000	—	348,000

Alcan Packaging Mexico, S.A. de C.V.
Variable rate note, due 2011; MXN 142.6 million	FEEP	9.43%	10,354	—	10,354	13,064	—	13,064
Variable rate note, due 2012; MXN 50.0 million	FEEP	9.45%	3,630	—	3,630	4,580	—	4,580
Variable rate note, due 2012; MXN 47.2 million	FEEP	9.43%	3,425	—	3,425	4,321	—	4,321
Variable rate note, due 2011; MXN 29.0 million	FEEP	9.43%	2,107	—	2,107	2,658	—	2,658

Pechiney Plastic Packaging Inc.
Fixed rate note, due 2009	PMC Lease Company	6.40%	—	7,318	7,318	7,318	2,048	9,366
Envaril Plastic Packaging, s.r.l.
Non interest-bearing loan; due 2009	RTA Holdco 3 Ltd.	0.00%	—	1,500	1,500	1,500	—	1,500
Non interest-bearing loan; due 2009	RTA Holdco 3 Ltd.	0.00%	—	1,100	1,100	1,100	—	1,100
Non interest-bearing loan; due 2009	RTA Holdco 3 Ltd.	0.00%	—	1,257	1,257	1,257	—	1,257
Non interest-bearing loan; due 2009	RTA Holdco 3 Ltd.	0.00%	—	490	490	490	—	490

Cebal Mexico
Fixed rate loan	Cebal S.A.S.	0.00%	—	—	—	—	631	631
Total principal value			367,516	11,665	379,181	384,288	2,679	386,967
Net unamortized fair value adjustment			452	(300)	152	(94)	(28)	(122)
Total carrying value			367,968	11,365	379,333	384,194	2,651	386,845

(A)

For debt showing a balance as at December 31, 2008, interest rates are the effective rates with the counterparty as at December 31, 2008 and exclude the effects of the amortization of the net fair value adjustment as a result of the Acquisition. For debt showing a balance only as at December 31, 2007, interest rates are the effective rates with the counterparty as at December 31, 2007 and exclude the effects of the amortization of the net fair value adjustment as a result of the Acquisition.

Total future principal repayment requirements for our total debt (excluding unamortized fair value adjustments and using rates of exchange as of December 31, 2008 for our debt denominated in foreign currencies) are as follows:

Years Ending December 31,	THIRD PARTIES	RELATED PARTIES
2009	210	11,665
2010	—	—
2011	—	12,461
2012	—	355,055
Total	210	379,181

RIO TINTO ALCAN PACKAGING — FOOD AMERICAS

NOTES TO THE COMBINED FINANCIAL STATEMENTS

(in thousands of US$, except per share amounts and unless stated otherwise)

16.          OTHER LIABILITIES

	As at December 31,
	2008	2007
	Successor	Successor
Environmental liabilities	7,591	8,635
Deferred compensation amounts payable	2,852	3,342
Provisions for legal claims	2,210	2,364
Worker’s compensation self-insurance reserves	2,227	1,469
Brazilian industrialized products tax obligation	1,786	2,349
Employment tax program settlement obligation	1,512	2,456
Liabilities for uncertain tax positions	785	573
Other	554	309
	19,517	21,497

17.          POSTRETIREMENT BENEFITS

Certain businesses included in the Group have established postretirement benefit plans.

Funded Pension Plans

The Group’s pension obligations relate mostly to funded defined benefit pension plans in Canada, the US and Mexico (Funded Pension Plans).  Pension benefits are generally based on the employee’s service and highest average eligible compensation before retirement.

Most of the Group’s Funded Pension Plans are administered by a Pension Committee or Board of Trustees composed of plan members designated by the Group and employees.  Each Committee or Board of Trustees adopts its own investment policy which generally favors diversification and active management of plan assets through selection of specialized managers.  Investments are generally limited to publicly traded stocks and high-rated debt securities, excluding securities in Rio Tinto (Alcan, prior to the Rio Tinto acquisition), and include only small amounts in other asset categories.  Depending on the age distribution of the plan participants, target allocation varies, and is shown below:

		ALLOCATION IN AGGREGATE AS AT DECEMBER 31,
ASSET CATEGORY	TARGET ALLOCATION	2008	2007
		Successor	Successor
Equity	40% to 65%	55%	59%
Debt securities	30% to 55%	40%	36%
Real estate	—	4%	4%
Other	—	1%	1%

The Group’s pension funding policy is to contribute the amount required to provide for contractual benefits attributed to service to date and to amortize unfunded actuarial liabilities for the most part over periods of 15 years or less.  The Group expects to contribute $11,107 in the aggregate to its Funded Pension Plans in the year ending December 31, 2009.

Expected future benefit payments from the Group’s Funded Pension Plans for years ending December 31,

2009	4,507
2010	5,097
2011	5,782
2012	6,555
2013	7,351
2014 – 2018, in the aggregate	44,363

RIO TINTO ALCAN PACKAGING — FOOD AMERICAS

NOTES TO THE COMBINED FINANCIAL STATEMENTS

(in thousands of US$, except per share amounts and unless stated otherwise)

The following tables present the changes in the projected benefit obligation (PBO) and in the fair value of plan assets of the Group’s Funded Pension Plans:

	Year Ended December 31,	October 24, 2007 Through December 31,	January 1, 2007 Through October 23,
	2008	2007	2007
	Successor	Successor	Predecessor

Change in projected benefit obligation
Projected benefit obligation at beginning of period	137,451	136,993	131,980
Current service cost(A)	9,687	1,562	8,964
Interest cost(A)	8,624	1,444	6,235
Benefits paid	(4,022)	(739)	(3,218)
Amendments	—	—	5,837
Actuarial (gains) losses	(2,533)	(1,768)	(17,212)
Currency (gains) losses	(5,628)	(41)	4,407
Projected benefit obligation at end of period	143,579	137,451	136,993

(A)              During the year ended December 31, 2008, and the periods from October 24, 2007 through December 31, 2007 and from January 1, 2007 through October 23, 2007, current service cost and interest cost include transfers to Owners’ net investment of $4,235, $717 and $3,719, respectively.

	Year Ended December 31,	October 24, 2007 Through December 31,	January 1, 2007 Through October 23,
	2008	2007	2007
	Successor	Successor	Predecessor

Change in fair value of plan assets
Plan assets at beginning of period	129,438	132,749	102,849
Actual return on assets	(36,080)	(2,443)	12,908
Benefits paid	(4,022)	(739)	(3,218)
Group contribution	12,418	211	15,956
Currency gains (losses)	(5,103)	(340)	4,254
Plan assets at end of period	96,651	129,438	132,749

The funded status is recognized in the Group’s combined balance sheets as follows:

As at December 31,	2008	2007
	Successor	Successor

Other assets (Prepaid pension costs) (NOTE 13)	2,455	825
Postretirement benefits	(49,383)	(8,838)
Total funded status	(46,928)	(8,013)

For certain Funded Pension Plans, the PBO exceeds the fair value of plan assets.  For these plans, as at December 31, 2008 and 2007, respectively, the PBO is $131,098 and $124,942; the accumulated benefit obligation (ABO) is $115,127 and $109,113; and the fair value of plan assets is $81,982 and $116,918.

The total ABO of Funded Pension Plans as at December 31, 2008 and 2007 is $125,995 and $121,308, respectively.  For certain Funded Pension Plans, the ABO exceeds the fair value of plan assets.  For these plans, as at December 31, 2008 and 2007, respectively, the PBO is $131,098 and $33,927; the ABO is $115,127 and $33,927; and the fair value of plan assets is $81,982 and $29,460.

RIO TINTO ALCAN PACKAGING — FOOD AMERICAS

NOTES TO THE COMBINED FINANCIAL STATEMENTS

(in thousands of US$, except per share amounts and unless stated otherwise)

The components of the Group’s net periodic benefit cost related to Funded Pension Plans are shown in the following table:

	Year Ended December 31,	October 24, 2007 Through December 31,	January 1, 2007 Through October 23,	Year Ended December 31,
	2008	2007	2007	2006
	Successor	Successor	Predecessor	Predecessor

Current service cost	8,247	1,330	7,466	7,727
Interest cost	5,829	959	4,014	4,172
Expected return on assets	(5,818)	(1,009)	(4,816)	(4,617)
Amortization:
Actuarial losses	129	—	598	718
Prior service cost	—	—	522	257
Net periodic benefit cost	8,387	1,280	7,784	8,257

Unfunded Retirement Benefits and Other Postretirement Benefits

Certain businesses included in the Group also sponsor unfunded retirement benefit plans and other postretirement benefit plans.  Retirement benefits are in the form of defined benefit pension plans (unfunded retirement benefits).  They provide pensions based on the employee’s service and highest average eligible compensation before retirement and are periodically adjusted for cost of living increases in accordance with statutory requirements.  Lump sum retirement indemnities are based on compensation prior to retirement and on length of company service.  Certain businesses included in the Group also sponsor unfunded other postretirement benefit obligations, mostly comprised of health care benefits for retired employees in the US (other benefits).  These pension and other postretirement benefits are managed separately and any related assets, liabilities and costs are included in the Group’s combined financial statements.

The following tables present the changes in the projected benefit obligations of Unfunded Retirement Benefits and of Other Benefits:

	Year Ended December 31,	October 24, 2007 Through December 31,	January 1, 2007 Through October 23,
UNFUNDED RETIREMENT BENEFITS	2008	2007	2007
	Successor	Successor	Predecessor

Change in projected benefit obligation
Projected benefit obligation at beginning of period	10,680	10,717	10,008
Current service cost(A)	371	65	370
Interest cost(A)	651	112	460
Benefits paid	(1,373)	(78)	(582)
Amendments	—	—	49
Actuarial (gains) losses	(992)	(117)	120
Currency (gains) losses	(156)	(19)	292
Projected benefit obligation at end of period	9,181	10,680	10,717

(A)              During the year ended December 31, 2008, and the periods from October 24, 2007 through December 31, 2007 and from January 1, 2007 through October 23, 2007, current service cost and interest cost include transfers to Owners’ net investment of $371; $62 and $266, respectively.

RIO TINTO ALCAN PACKAGING — FOOD AMERICAS

NOTES TO THE COMBINED FINANCIAL STATEMENTS

(in thousands of US$, except per share amounts and unless stated otherwise)

	Year Ended December 31,	October 24, 2007 Through December 31,	January 1, 2007 Through October 23,
OTHER BENEFITS	2008	2007	2007
	Successor	Successor	Predecessor

Change in projected benefit obligation
Projected benefit obligation at beginning of period	67,630	67,936	83,247
Current service cost	3,562	578	3,739
Interest cost	4,124	707	4,138
Benefits paid	(4,987)	(958)	(4,788)
Actuarial (gains) losses	(2,923)	(633)	(18,400)
Projected benefit obligation at end of period	67,406	67,630	67,936

The ABO of Unfunded Retirement Benefits at December 31, 2008 and 2007 is $6,234 and $7,671, respectively.

The PBO’s of Unfunded Retirement Benefits and Other Benefits are recognized in the Group’s combined balance sheets as follows:

	UNFUNDED RETIREMENT BENEFITS		OTHER BENEFITS
As at December 31,	2008	2007	2008	2007
	Successor	Successor	Successor	Successor

Payables and accrued liabilities (NOTE 14)	446	1,373	5,486	4,987
Postretirement benefits	8,735	9,307	61,920	62,643
Projected benefit obligation	9,181	10,680	67,406	67,630

The components of the Group’s net periodic benefit cost related to Unfunded Retirement Benefits and of Other Benefits are shown in the following tables:

	Year Ended December 31,	October 24, 2007 Through December 31,	January 1, 2007 Through October 23,	Year Ended December 31,
UNFUNDED RETIREMENT BENEFITS	2008	2007	2007	2006
	Successor	Successor	Predecessor	Predecessor

Current service cost	342	60	341	371
Interest cost	309	55	223	229
Amortization:
Actuarial (gains) losses	(4)	—	(59)	(154)
Prior service cost	—	—	3	—
Net periodic benefit cost	647	115	508	446

RIO TINTO ALCAN PACKAGING — FOOD AMERICAS

NOTES TO THE COMBINED FINANCIAL STATEMENTS

(in thousands of US$, except per share amounts and unless stated otherwise)

	Year Ended December 31,	October 24, 2007 Through December 31,	January 1, 2007 Through October 23,	Year Ended December 31,
OTHER BENEFITS	2008	2007	2007	2006
	Successor	Successor	Predecessor	Predecessor

Current service cost	3,562	578	3,739	4,683
Interest cost	4,124	707	4,138	4,670
Amortization:
Actuarial (gains) losses	(42)	—	801	624
Prior service cost	—	—	41	128
Net periodic benefit cost	7,644	1,285	8,719	10,105

Expected future benefit payments from the Group’s Unfunded Retirement Benefit and Other Benefit plans for years ending December 31,

	UNFUNDED RETIREMENT BENEFITS	OTHER BENEFITS
2009	446	5,486
2010	480	5,596
2011	521	5,715
2012	562	5,722
2013	600	5,659
2014 – 2018, in the aggregate	3,807	26,874

Information related to Accumulated Other Comprehensive Income (Loss)

Obligations recognized in the ending balance of Accumulated other comprehensive income (loss) consist of:

As at December 31,	2008	2007
	Successor	Successor
Net Actuarial Losses (Gains)
Pension Plans	43,205	2,152
Other Benefits	(3,514)	(633)
Gross obligations	39,691	1,519
Less: income tax effect	(14,316)	(558)
Net obligations	25,375	961

During the year ending December 31, 2009, $3,447 in estimated net actuarial losses (gains) for the Pension Plans (Funded Pension Plans and Unfunded Retirement Benefits) and $(234) in Other Benefits will be amortized from Accumulated other comprehensive income (loss) into net periodic benefit cost.

Pensions and Other Benefits Assumptions

Assumptions used to determine projected benefit obligations and net periodic benefit cost are shown in the following tables:

	PENSION PLANS		OTHER BENEFITS
As at December 31,	2008	2007	2008	2007
	Successor	Successor	Successor	Successor
Weighted average assumptions used to determine projected benefit obligation
Discount rate	6.3%	6.3%	6.1%	6.1%
Average compensation growth	—%	—%	3.0%	3.9%

RIO TINTO ALCAN PACKAGING — FOOD AMERICAS

NOTES TO THE COMBINED FINANCIAL STATEMENTS

(in thousands of US$, except per share amounts and unless stated otherwise)

	PENSION PLANS				OTHER BENEFITS
	Year Ended December 31, 2008	October 23, 2007 Through December 31, 2007	January 1, 2007 Through October 23, 2007	Year Ended December 31, 2006	Year Ended December 31, 2008	October 23, 2007 Through December 31, 2007	January 1, 2007 Through October 23, 2007	Year Ended December 31, 2006
	Successor	Successor	Predecessor	Predecessor	Successor	Successor	Predecessor	Predecessor
Weighted average assumptions used to determine net periodic benefit cost
Discount rate	6.3%	6.2%	5.7%	5.7%	6.1%	6.0%	5.8%	5.8%
Average compensation growth	—%	—%	—%	—%	3.9%	3.9%	4.0%	4.0%
Expected return on plan assets	6.7%	7.0%	8.2%	8.2%	N/A	N/A	N/A	N/A

In estimating the expected return on assets of a Funded Pension Plan, consideration is given primarily to its target allocation, the current yield on long-term bonds in the country where the plan is established, and the historical risk premium in each relevant country of equity or real estate over long-term bond yields.  The approach is consistent with the principle that assets with higher risk provide a greater return over the long term.

The assumed healthcare cost trend used for measurement purposes is 8.5% for 2009, decreasing gradually to 5.0% in 2015 and remaining at that level thereafter.  A one percentage point change in assumed health care cost trend rates would have the following effects:

	OTHER BENEFITS
	1% INCREASE	1% DECREASE
Sensitivity Analysis
Effect on current service and interest costs	539	(452)
Effect on projected benefit obligation	6,256	(5,325)

Defined Contribution Plans

The Group sponsors savings plans in Canada and the US.  During the year ended December 31, 2008, the periods from October 24, 2007 through December 31, 2007 and from January 1, 2007 through October 23, 2007; and the year ended December 31, 2006, the Group contributed $8,685; $988; $7,489; and $8,801, respectively to such plans.

Pension Costs of Divisions

For benefit plans of divisions of the Owners included in the Group for which the plans are managed by the Owners, the pension costs are accounted for by including their share of the service cost and allocating the other components of the pension costs based on their share of the PBO.  During the year ended December 31, 2008, the periods from October 24, 2007 through December 31, 2007 and from January 1, 2007 through October 23, 2007; and the year ended December 31, 2006, total pension costs of these divisions allocated to the Group amounted to $5,758; $903; $6,052; and $6,298, respectively.  For these plans, none of the plan assets or projected benefit obligations are included in the Group’s combined balance sheets.

18.          DISPOSALS AND ACQUISITIONS OF BUSINESSES AND INVESTMENTS

The Group disposes of and acquires businesses and investments from time to time in the normal course of business.  Significant disposals and acquisitions are described below.  Gains and losses on disposals are included in Other expenses (income) — net in the Group’s combined statements of operations, unless otherwise indicated.

The Group had no disposals or acquisitions of businesses and investments during the year ended December 31, 2008 or during the periods from October 24, 2007 through December 31, 2007 and January 1, 2007 through October 23, 2007.

During the year ended December 31, 2006, the Group acquired the packaging assets and business of Recubrimientos y Laminaciones de Papel, S.A. de C.V. (Relapasa) of Monterrey, Mexico, a food and specialty flexible packaging business, for a total cost of $21,800.  The acquisition was financed by $14,000 paid in cash at closing and $7,800 in a non-interest-bearing note payable with scheduled payments due in 2007 and 2008.  The business is included in the Group’s Food and Specialty North America operating segment.

During the year ended December 31, 2005, the Group decided to discontinue operations at its North America Food Packaging Plastic Bottle businesses.  During the year ended December 31, 2006, the net assets of these businesses were sold for net proceeds of $181,922, resulting in a loss on disposal of $(2,815), which was included in (Loss) from discontinued operations in the Group’s combined statement of operations (see Note 3 — Discontinued Operations).

RIO TINTO ALCAN PACKAGING – FOOD AMERICAS

NOTES TO THE COMBINED FINANCIAL STATEMENTS

(in thousands of US$, except per share amounts and unless stated otherwise)

19.          FINANCIAL RISK MANAGEMENT AND FINANCIAL INSTRUMENTS

Financial Risk Management

The Group’s policies with regard to financial risk management are determined and governed by its Owners.  The Owners’ financial risk management strategy focuses on minimizing the cost to the Owners of having the financial flexibility required to execute its business strategy, by achieving the best mix of capital structure and risk transfer instruments in support of its business portfolio composition, business plan, growth plans, investment program and investor expectations.

The Group is exposed to foreign exchange, commodity price, interest rate and credit risks in the normal course of business.

Foreign exchange risk

The Group operates in the US, Mexico, Brazil, Canada, Argentina and New Zealand and the substantial majority of its net investment, earnings and cash flows are primarily influenced by and denominated in the US Dollar, Mexican Peso and Brazilian Real.  The Group uses a minimal amount of foreign currency derivatives to hedge commercial transactions, recognized assets and liabilities and net investments in foreign operations.

Commodity price risk

The Group is subject to the effects of market fluctuations in materials and energy pricing.  The Group has entered into certain derivative contracts (forward contracts) for natural gas only.  Commodity price risk refers to the risk that the value of derivative financial instruments that are held by the Group related to natural gas will fluctuate due to changes in market prices.

Interest rate risk

The Group has a substantial amount of outstanding short-term borrowings and long-term debt with third and related parties, most of which are variable rate index-based loans entered into at market rates at inception.  As at both December 31, 2008 and 2007, approximately 88% of the Group’s total short-term borrowings and long-term debt were at variable rates.

The Group’s capital structure also includes substantial amounts of short- and long-term loans receivable from related parties, the majority of which are variable rate index-based loans entered into at market rates at inception.  As at both December 31, 2008 and 2007, approximately 98% of the Group’s total short- and long-term loans receivable from related parties were at variable rates.

The Group’s position as a lender on variable rate loans partially mitigates its risk as a borrower on variable rate loans.  The Group does not use any interest rate derivatives to hedge against market fluctuations in interest rates.

Credit risk

Credit risk is the risk that a counterparty will not meet its obligations under a financial instrument or customer contract, leading to a financial loss.  The Group is exposed to credit risk from deposits it has with banks and financial institutions, from its operating activities (primarily related to customer trade receivables) and from its investing activities, including loans receivable from related parties.  The maximum exposure to credit risk at the reporting date is the carrying value of each class of financial asset as shown on the Group’s combined balance sheets.  The Group does not hold any collateral as security.

Credit risk from balances with banks and financial institutions has historically been managed by the Owners’ treasury department in accordance with a Board-approved policy.  Group management is not aware of any significant risks associated with these cash deposits.

The responsibility for customer credit risk management rests with Group management.  Payment terms vary and are set in accordance with practices in the different geographies and end-markets served.  Credit limits are typically established based on internal or external rating criteria, which take into account such factors as the financial condition of the customer, their credit history and the risk associated with their industry segment.  Trade accounts receivable are actively monitored and managed, at the business unit or site level.  Business units report credit exposure information to Group management on a regular basis.  In situations where collection risk is considered to be above acceptable levels, risk is mitigated through the use of advance payments, letters of credit or credit insurance.  The Group has a diverse customer base geographically and by industry segment.  No single customer accounted for more than 10% of the Group’s total trade receivables at either December 31, 2008 or 2007.

Financial Instruments

Derivatives

The Group uses various derivative financial instruments to manage the risks arising from fluctuations in foreign exchange rates and natural gas prices.  Generally, such derivative instruments are used for risk management purposes only.  Alcan was the counterparty to all of the Groups’ derivative instruments until the fourth quarter of fiscal 2007.  During the fourth quarter of

RIO TINTO ALCAN PACKAGING – FOOD AMERICAS

NOTES TO THE COMBINED FINANCIAL STATEMENTS

(in thousands of US$, except per share amounts and unless stated otherwise)

2007, all of the counterparty positions held by Alcan were transferred at fair value to FEEP (an entity within Alcan Packaging but excluded from the Group), and immediately cash-settled by FEEP with Alcan.  As a result of the aforementioned transfer, FEEP is the counterparty to all of the Group’s derivative instruments as at December 31, 2008 and 2007.

Financial Statement Disclosures

All of the assets and liabilities and gains and losses relating to derivative transactions between the business operating units of the Group and FEEP are included in the accompanying Group combined financial statements, and are identified as related party transactions.

None of the Group’s derivatives qualify as hedges or are accounted for using hedge accounting, and therefore all of the Group’s derivatives are carried at fair value, with any changes included as unrealized (gains) losses in Other expenses (income) — net — related parties in the Group’s combined statements of operations.  Realized (gains) losses from the settlement of derivatives are reclassified from Other expenses (income) — net — related parties and included in Cost of sales and operating expenses.

The following unrealized (gains) losses on derivatives are recognized in Other expenses (income) — net — related parties in the Group’s combined statements of operations:

	Year Ended December 31,	October 24, 2007 Through December 31,	January 1, 2007 Through October 23,	Year Ended December 31,
	2008	2007	2007	2006
	Successor	Successor	Predecessor	Predecessor

Total unrealized (gains) losses:

Related parties
Foreign exchange rate derivatives	(3)	(318)	167	205
Natural gas derivatives	1,660	50	(192)	127
	1,657	(268)	(25)	332

The Group has the following assets and liabilities (all of which are current) arising from derivatives recognized at fair value in its combined balance sheets:

	As at December 31,
	2008	2007
	Successor	Successor

ASSETS
Related parties
Foreign exchange rate derivatives	—	9
Total assets	—	9
LIABILITIES
Related parties
Natural gas derivatives	(1,884)	—
Foreign exchange rate derivatives	—	(42)
Total liabilities	(1,884)	(42)
NET ASSETS (LIABILITIES)	(1,884)	(33)

Current derivative assets are included in Prepaid expenses and other current assets — related parties and current derivative liabilities are included in Payables and accrued liabilities — related parties in the Group’s combined balance sheets.

RIO TINTO ALCAN PACKAGING – FOOD AMERICAS

NOTES TO THE COMBINED FINANCIAL STATEMENTS

(in thousands of US$, except per share amounts and unless stated otherwise)

20.          STOCK OPTIONS AND OTHER SHARE-BASED COMPENSATION

Immediately prior to the change of control resulting from the Acquisition of Alcan, all share-based compensation awards were settled as follows:

Settlement of all Share-Based Compensation Plans in October 2007

1.               All unexercised Alcan Executive Share Options and certain Pechiney Stock Options were exercised in October 2007 using a cashless exercise mechanism.  Immediately before the taking up of Alcan common shares (Common Shares or Shares) under the Rio Tinto Offer, Alcan issued a number of Common Shares equal to (A) the total in-the-money value of options held by all optionees (using the Rio Tinto Offer price of $101 per Share of Alcan common stock, less the US dollar equivalent of the exercise price for each option), divided by (B) $101 per Share.  These newly issued Shares were then tendered into the Rio Tinto Offer on behalf of the optionees.

2.               A total cash payment of $4,964 was made in the fourth quarter of 2007 to the Group’s employees related to the settlement of Alcan’s Long-Term Incentive Plans.  Payments under the Restricted Share Unit Plan, Stock Price Appreciation Unit Plan, Executive Deferred Share Unit Plan and Non-Executive Directors Deferred Share Unit Plan were based on the Rio Tinto Offer price of $101 per Share.  All previously unrecognized other share-based compensation expense was recorded in October 2007.

Share-Based Payment Plans in Place Prior to October 2007

Stock Option Plans

Alcan Executive Share Option Plan

Under the Alcan Executive Share Option Plan, certain key employees were entitled to purchase Common Shares of Alcan at an exercise price that was based on the market value of the Shares on the date of the grant of each option.  These Common Shares were issued from treasury.  Options granted beginning in 1998 vested (not less than three months after the grant date) in respect of one-third of the grant when the market value of the Share had increased by 20% over the exercise price, two-thirds of the grant when the market value of the Share had increased by 40%, and the entire amount of the grant when the market value of the Share had increased by 60%.  The market value must have exceeded these thresholds for at least 21 consecutive trading days.  All options that did not attain the thresholds above vested nine years after the grant date.  All options expired ten years after the grant date.  In the event of death or retirement, any remainder of this ten-year period in excess of five years was reduced to five years, and the said thresholds were waived.  Options granted before 1998 vested generally over a fixed period of four years from the grant date and expired at various dates during the next ten years.  Upon consummation of the combination with Alusuisse Group Ltd. on October 17, 2000, all options granted prior to the consummation were vested.  In respect of certain options granted to certain senior executives in 1996, 1997 and 1998, Alcan granted further options which became effective upon the exercise of the associated options and upon the executive placing at least one-half of the Common Shares resulting from the exercise of these options in trust with an agency named by Alcan, for a minimum period of five years.  The exercise price of these options was based on the market value of the Common Shares on the exercise date of the associated options.  These options were exercisable in the same manner, and would also have terminated on the same date, as the associated options.  The vesting provisions of these options were identical to those of the associated options.

RIO TINTO ALCAN PACKAGING – FOOD AMERICAS

NOTES TO THE COMBINED FINANCIAL STATEMENTS

(in thousands of US$, except per share amounts and unless stated otherwise)

Changes in the number of Shares under options related to employees of the Group as well as the average exercise price are summarized below:

	NUMBER OF SHARES UNDER OPTIONS (IN THOUSANDS)		WEIGHTED AVERAGE EXERCISE PRICE (CAD)
	January 1, 2007		January 1, 2007
	Through	Year Ended	Through	Year Ended
	October 23,	December 31,	October 23,	December 31,
	2007	2006	2007	2006
	Predecessor	Predecessor	Predecessor	Predecessor

Outstanding – beginning of period	173	210	44.04	42.92
Transfers to (from) the Group	—	18	—	N/A
Exercised	(173)	(48)	44.01	39.30
Forfeited/expired	—	(7)	N/A	42.50
Outstanding – end of period	—	173	N/A	44.04

Exercisable – end of period	N/A	61	N/A	39.45

Other information relating to Alcan Executive Share Options related to employees of the Group is summarized below:

	January 1, 2007
	Through	Year Ended
	October 23,	December 31,
	2007	2006
	Predecessor	Predecessor

Total intrinsic value of options exercised during the period	5,130	722
Proceeds received by Alcan from the exercise of options during the period	4,948	1,654
Total fair value of options vested during the period	784	691
Total intrinsic value of options fully vested at the end of the period	N/A	901

The fair value of each option grant is estimated on the date of grant.  No options were granted to employees of the Group subsequent to December 31, 2005.

Derived Service Period

For options granted prior to January 1, 2006, compensation expense was recognized over a requisite service period of no longer than nine years.

In 2006, Alcan reviewed its long-term incentive compensation.  As a result of this review, beginning in the third quarter of 2006, the practice of granting options under the Alcan Executive Share Option Plan was suspended in favor of Restricted Share Units in accordance with the Restricted Share Unit Plan.

Pechiney Stock Option Plans

Under the stock option plans of Pechiney, now a wholly-owned subsidiary of RTA, certain officers and employees were granted options to subscribe to or to purchase Pechiney common shares.  These options were last granted in April 2003.

As a result of the Pechiney acquisition, Alcan and Pechiney agreed on the terms of a liquidity agreement which was made available to beneficiaries of Pechiney subscription and purchase options (“Liquidity Agreement”). The Liquidity Agreement allowed the holders of Pechiney options to either (a) exchange their Pechiney shares resulting from the exercise of the Pechiney options for Alcan Common Shares on the basis of a ratio equivalent to the consideration offered under Alcan’s public offer for Pechiney or (b) give up their Pechiney options and receive new options to subscribe for Alcan Common Shares on the basis of a ratio equivalent to the consideration offered under Alcan’s public offer for Pechiney. Upon the clearance by the French Autorité des marchés financiers of Alcan’s initial public offer for Pechiney securities on July 16, 2003, the Pechiney options became fully vested.  The Alcan Common Shares were issued from treasury.

RIO TINTO ALCAN PACKAGING – FOOD AMERICAS

NOTES TO THE COMBINED FINANCIAL STATEMENTS

(in thousands of US$, except per share amounts and unless stated otherwise)

Changes in the number of Alcan Shares under Pechiney options related to employees of the Group as well as the average exercise price are summarized below:

	NUMBER OF SHARES UNDER PECHINEY OPTIONS (IN THOUSANDS)		WEIGHTED AVERAGE EXERCISE PRICE (EURO)
	January 1, 2007		January 1, 2007
	Through	Year Ended	Through	Year Ended
	October 23,	December 31,	October 23,	December 31,
	2007	2006	2007	2006
	Predecessor	Predecessor	Predecessor	Predecessor

Outstanding – beginning of period	122	166	34.15	33.10
Exercised	(122)	(43)	34.15	29.92
Forfeited/expired	—	(1)	N/A	37.48
Outstanding and exercisable – end of period	—	122	N/A	34.15

Other information relating to Alcan Shares under Pechiney options related to employees of the Group is summarized below:

	January 1, 2007
	Through	Year Ended
	October 23,	December 31,
	2007	2006
	Predecessor	Predecessor

Total intrinsic value of options exercised during the period	3,443	517
Proceeds received by Alcan from the exercise of options during the period	4,019	1,609
Total intrinsic value of options exercisable at the end of the period	N/A	458

Other Stock-Based Compensation Plans

Stock Price Appreciation Unit Plan

A small number of employees were entitled to receive Stock Price Appreciation Units (SPAU) instead of Alcan Executive Share Options due to certain local considerations in their countries of residence, whereby they were entitled to receive cash in an amount equal to the excess of the market value of a Common Share on the date of exercise of a SPAU over the market value of a Common Share as of the date of grant of such SPAUs.  SPAUs vested in the same manner as the Alcan Executive Share Options granted beginning in 1998.

As described in Note 1 — Business and Summary of Significant Accounting Policies, the Group began recording all outstanding liability awards, previously recorded at intrinsic value, at fair value on January 1, 2006.  Accordingly, during the year ended December 31, 2006, the Group recorded an after-tax charge of $162 using the modified prospective application method in Cumulative effect of accounting change to record all outstanding SPAUs, previously measured at their intrinsic value, at their fair value.  The fair value of all outstanding SPAUs was estimated using the Monte Carlo simulation model described under the Alcan Executive Share Option Plan.

As of January 1, 2006, the SPAUs were accounted for as liability-classified awards under the provisions of SFAS No. 123(R), as they were settled in cash.  These awards were measured at their fair value at grant date, and remeasured at each reporting period until the SPAUs were settled.  The fair values of the awards were amortized over the requisite service period of no longer than nine years.

In 2006, Alcan reviewed its long-term incentive compensation. As a result of this review, beginning in the third quarter of 2006, the practice of granting SPAUs under the Stock Price Appreciation Unit Plan was suspended in favor of Restricted Share Units in accordance with the Restricted Share Unit Plan.

RIO TINTO ALCAN PACKAGING – FOOD AMERICAS

NOTES TO THE COMBINED FINANCIAL STATEMENTS

(in thousands of US$, except per share amounts and unless stated otherwise)

The valuation model used the following assumptions:

At December 31, 2006
Predecessor

Dividend yield	1.5%
Expected volatility	32.8%
Risk-free interest rate	4.64%

Dividend yield was based on the average historical yield.  Expected volatility was based on historical volatility.  The risk-free interest rate was based on the yield of 7-year US Treasury bonds.

Changes in the number of SPAUs related to employees of the Group as well as the average exercise price are summarized below:

	NUMBER OF SPAUs (IN THOUSANDS)		WEIGHTED AVERAGE EXERCISE PRICE (CAD)
	January 1, 2007		January 1, 2007
	Through	Year Ended	Through	Year Ended
	October 23,	December 31,	October 23,	December 31,
	2007	2006	2007	2006
	Predecessor	Predecessor	Predecessor	Predecessor

Outstanding – beginning of period	11	25	43.07	43.20
Transfers to (from) the Group	—	(12)	N/A	N/A
Exercised	(11)	(2)	43.07	38.62
Outstanding – end of period	—	11	N/A	43.07

Exercisable – end of period	N/A	6	N/A	41.28

Other information relating to SPAUs related to employees of the Group is summarized below:

	January 1, 2007
	Through	Year Ended
	October 23,	December 31,
	2007	2006
	Predecessor	Predecessor
Total intrinsic value of SPAUs redeemed by employees and paid by the Group during the period	369	44
Total fair value of SPAUs fully vested during the period	135	117
Total intrinsic value of SPAUs fully vested at the end of the period	—	71

Total Shareholder Return Performance Plan

A number of employees were entitled to receive cash awards under the Total Shareholder Return (TSR) Performance Plan (TSR Plan), a cash incentive plan that provided performance awards to eligible employees based on the relative performance of Alcan’s Common Share price and cumulative dividend yield compared to other companies included in the Standard & Poor’s Industrials Index measured over three-year periods commencing on October 1, 2004, 2005 and 2006.  Generally, participants were only eligible for payment of cash awards under the TSR Plan if they were employed by Alcan over the entire three-year period.  If the performance results for Alcan’s Common Shares ranked below the 30th percentile compared to all companies in the Standard & Poor’s Industrials Index, the employee would not have received an award.  At the 30th percentile rank, the employee would have been paid an award equal to 60% of the target.  At the 50th percentile rank, the employee would have earned a payout of 100% of the target, and at or above the 75th percentile rank, the employee would have earned the maximum award, which was equal to 300% of the target set for the three-year period. The actual amount of the award (if any) would have been prorated between the percentile rankings.

At various times in 2006, the TSR Plan was amended, including as follows: the comparative group of companies was changed from the Standard & Poor’s Industrials Index to the Standard & Poor’s Materials Index; and the maximum payout amount was modified. At or above the 75th percentile rank, the employee would have earned the maximum award, which was equal to

RIO TINTO ALCAN PACKAGING – FOOD AMERICAS

NOTES TO THE COMBINED FINANCIAL STATEMENTS

(in thousands of US$, except per share amounts and unless stated otherwise)

250% (rather than 300%) of the target. The actual amount of the award (if any) would have been prorated between the percentile rankings.

As described in Note 1 — Business and Summary of Significant Accounting Policies, the Group began recording all outstanding liability awards at fair value on January 1, 2006.  Accordingly, on this date, the Group began recording all outstanding awards under the TSR Plan at fair value.  The fair value of all outstanding TSR awards was estimated using the Monte Carlo simulation model to simulate the total shareholder return for each of the peer companies over the term of the three-year period and to evaluate Alcan’s percentile rank among the peer companies in order to determine the payout.  The adoption of the fair value method did not have a material impact on the outstanding TSR awards on January 1, 2006.  Prior to this date, the TSR awards were measured at their intrinsic value and the changes in market value recorded as an increase (or decrease) in compensation expense.

As of January 1, 2006, the TSR awards were accounted for as liability-classified awards under the provisions of SFAS No. 123(R), as the majority were settled in cash.  These awards were measured at their fair value at grant date, and remeasured at each reporting period, until the TSR awards were settled.  The fair values of the awards were amortized over the three-year periods.

The valuation model used the following assumptions:

At December 31, 2006
Predecessor

Alcan expected volatility (%)	31.01
Risk-free interest rate (%)	4.72
Alcan expected correlation with market	0.47
Expected market volatility (S&P 500) (%)	10.46

Alcan expected volatility for all peers was based on historical volatility.  The risk-free interest rate was based on the yield of    3-year US Treasury bonds.

The peer company expected volatility and correlation with the market at December 31, 2006, is summarized as follows:

Predecessor

	VOLATILITY	CORRELATION WITH MARKET
2004 and 2005 GRANTS

Peer company average	26.89%	0.44
Peer company high	118.18%	0.68
Peer company low	12.56%	0.10

2006 GRANTS

Peer company average	25.62%	0.54
Peer company high	52.19%	0.68
Peer company low	16.87%	0.33

During the period from January 1, 2007 through October 23, 2007 and for the year ended December 31, 2006, the Group granted total target cash awards of nil and $357, respectively.

The three-year period of the 2004 grant was completed on September 30, 2007.  The final rank for this three-year period was a combination of the percentile rankings for the periods before and after Alcan spun off certain of its rolled aluminum businesses to Novelis Inc. in January 2005.  As such, the employees participating during this three-year period earned a payout of 273.15% of the target and a payment of $477 was made to employees in October 2007 unrelated to the change in control payments.  In 2006, $23 (41.74% payout) was paid to employees for the 2003 grant.

Restricted Share Unit Plan

The Alcan Restricted Share Unit Plan (RSU Plan) was a new long-term incentive plan that was introduced in the third quarter of 2006.

RIO TINTO ALCAN PACKAGING – FOOD AMERICAS

NOTES TO THE COMBINED FINANCIAL STATEMENTS

(in thousands of US$, except per share amounts and unless stated otherwise)

The RSU Plan provided for the granting of Restricted Share Units (RSUs) to eligible participants. The RSUs had a vesting period of no longer than three years.  The participants were credited additional RSUs corresponding to dividends declared on Common Shares. The RSUs were redeemed in cash, or an equivalent number of Common Shares purchased on the open market for fiscal residents in France (see below), at the end of the vesting period based on the fair market value (defined as the average of the closing prices of Alcan’s Common Shares on the New York Stock Exchange (NYSE) over the previous 21 trading days on that date multiplied by the number of RSUs held by the participant).

The RSUs were accounted for as liability-classified awards under the provisions of SFAS No. 123(R), as the majority would have been settled in cash.  These awards were measured at their fair value at grant date, and remeasured at each reporting period, until the RSUs were settled.  The fair value of the award, which was equal to the closing price of an Alcan Common share on the NYSE, was amortized over the requisite service period of no longer than three years.

Changes in the number of number of RSUs related to employees of the Group are summarized below:

	NUMBER OF RSUs (IN THOUSANDS)
	January 1, 2007
	Through	Year Ended
	October 23,	December 31,
	2007	2006
	Predecessor	Predecessor

Outstanding – beginning of period	49	—
Granted	—	49
Redeemed for cash	(47)	—
Cancelled	(2)	—
Outstanding — end of period	—	49

Other Restricted Share Units

Prior to September 2006, a small number of employees were granted Other Restricted Share Units (Other RSUs). Additional Other RSUs were credited to each holder thereof corresponding to dividends declared on Common Shares.  Other RSUs usually vested three years after the grant date. Each Other RSU carried the right to an amount equal to the average price of a Common Share on the Toronto and New York stock exchanges on the five trading days ending on the vesting date.  As a result of the spin-off, Other RSUs held prior to the Novelis Inc. spin-off were converted in the same manner as described under the Alcan Executive Share Option Plan.

The Other RSUs were accounted for as liability-classified awards under the provisions of SFAS No. 123(R), as the majority would have been settled in cash.  These awards were measured at their fair value at grant date, and remeasured at each reporting period until settlement.  The fair value of the award was amortized over the requisite service period of three years.

Changes in the number of number of Other RSUs related to employees of the Group are summarized below:

	NUMBER OF OTHER RSUs (IN THOUSANDS)
	January 1, 2007
	Through	Year Ended
	October 23,	December 31,
	2007	2006
	Predecessor	Predecessor

Outstanding – beginning of period	4	2
Granted	—	3
Redeemed	(4)	(1)
Outstanding – end of period	—	4

During the period from January 1, 2007 through October 23, 2007 and the year ended December 31, 2006, the Group paid $267 and $62, respectively, for the redemption of Other RSUs.

RIO TINTO ALCAN PACKAGING – FOOD AMERICAS

NOTES TO THE COMBINED FINANCIAL STATEMENTS

(in thousands of US$, except per share amounts and unless stated otherwise)

Total Share-Based Compensation Expense

As a result of the total settlement of all share-based compensation plans in October 2007, none of the plans had any activity for the year ended December 31, 2008 or the period from October 24, 2007 through December 31, 2007, and accordingly, the Group incurred no share-based compensation expense during those periods.

The components of total share-based compensation expense incurred by the Group, and the related total recognized tax expense (benefit) are summarized below:

	January 1, 2007
	Through	Year Ended
	October 23,	December 31,
	2007	2006
	Predecessor	Predecessor

Stock option expense	249	897
Other share-based expense	4,523	691
Total share-based compensation expense	4,772	1,588

Related total recognized tax (benefit)	(1,236)	(196)

The fair value of all compensation costs not yet recognized at each of December 31, 2008 and 2007 is nil.

As a result of the settlement of all share-based compensation liabilities due to the acquisition of Alcan by Rio Tinto, total share-based compensation expense for the period from January 1, 2007 through October 23, 2007 includes approximately $3,392 related to the accelerated vesting of all previously unvested awards.

21.          RELATED PARTY TRANSACTIONS

All of the Group’s related party transactions with subsidiaries, divisions and entities of the Owners (herein, referred to collectively as with the Owners) were agreed to by the Group and the Owners.

The following table describes the nature and amounts of related party transactions included in the Group’s combined statements of operations.  The allocation of certain of the Owners’ general corporate expenses (allocated to the Group on a carve-out basis as described in Note 1 — Business and Summary of Significant Accounting Policies) are included in the table below.

	Year Ended December 31,	October 24, 2007 Through December 31,	January 1, 2007 Through October 23,	Year Ended December 31,
	2008	2007	2007	2006
	Successor	Successor	Predecessor	Predecessor

Sales and operating revenues(A)	4,700	371	2,885	5,204
Purchases of inventory(B)	26,628	3,217	18,243	23,224
Selling and administrative expenses
License fees for intellectual property (NOTE 22)	20,198	4,427	11,169	18,746
Allocation of Owners’ corporate costs (NOTE 1)	9,093	4,867	13,487	8,708
Other corporate costs billed by the Owners(C)	6,885	1,069	5,347	5,883
Total	36,176	10,363	30,003	33,337
Interest expense(D)	33,782	8,637	40,715	41,687
Other expenses (income) – net
Interest income(E)	(6,043)	(2,416)	(13,430)	(15,756)
(Gains) losses on derivatives(F)	1,657	(268)	(25)	332
Total	(4,386)	(2,684)	(13,455)	(15,424)

(A)	The Group sells products to subsidiaries, divisions and entities of the Owners in the ordinary course of business.

RIO TINTO ALCAN PACKAGING – FOOD AMERICAS

NOTES TO THE COMBINED FINANCIAL STATEMENTS

(in thousands of US$, except per share amounts and unless stated otherwise)

(B)	The Group purchases materials (inventory) from the Owners. Purchases of inventory are included in Cost of sales and operating expenses and Inventories.

(C)	Certain of the Owner’s subsidiaries, divisions and businesses provide various financing and administrative services to the Group.

(D)

As discussed below and in Note 15 – Short-Term Borrowings and Debt, the Group has various short-term borrowings and debt payable to the Owners where interest is incurred at both fixed and variable rates.

(E)	As discussed below, the Group has variable rate short- and long-term loans receivable from the Owners relating to cash management.

(F)

Alcan was the counterparty to all of the Group’s derivative instruments until the fourth quarter of 2007, at which time the derivatives were transferred at fair value to a subsidiary of the Owners and immediately cash settled with Alcan. See Note 19 – Financial Risk Management and Financial Instruments.

The following table describes the nature and year-end balances of related party amounts included in the Group’s combined balance sheets.

	As at December 31,
	2008	2007
	Successor	Successor

Trade receivables(1)	57,416	61,572
Short-term loans receivable(2)	202,065	226,725
Prepaid expenses and other current assets	10	9
Long-term loans receivable(2)	17,568	160,383
Short-term borrowings(3)	247,258	487,830
Payables and accrued liabilities(4)	16,442	18,956
Debt(3)
Current portion of long-term debt	11,365	2,651
Long-term debt – net of current portion	367,968	384,194
Total	379,333	386,845

(1)

The Group sells products to subsidiaries, divisions and entities of the Owners in the ordinary course of business. In addition, the balance includes receivables from the Owners taken in exchange for third party trade receivables sold to the Owners as described in Note 8 – Trade Receivables.

(2)

The Group has variable rate short-term loans receivable from the Owners in various currencies relating to cash management. Using exchange rates at December 31, 2008, the composition of the year end balance by currency in USD equivalent was: $166,470 (USD); $32,529 (CAD); $3,057 (New Zealand dollar, or NZD); and $9 (Brazilian real, or BRL). At December 31, 2008, the weighted average interest rate on these short-term loans was 1.57%.

The Group also has variable and fixed rate long-term loans receivable from the Owners in various currencies relating to cash management. Using exchange rates at December 31, 2008, the composition of the year end balance by currency in USD equivalent was: $7,998 (USD); $8,626 (BRL); and $944 (Euro, or EUR). At December 31, 2008, the weighted average interest rate on these long-term loans was 1.48%.

(3)	The Group has variable and fixed rate loans due to the Owners as described in Note 15 – Short-Term Borrowings and Debt.

(4)	The Group purchases inventory (materials) and licenses certain intellectual property from the Owners in the ordinary course of business.

RIO TINTO ALCAN PACKAGING – FOOD AMERICAS

NOTES TO THE COMBINED FINANCIAL STATEMENTS

(in thousands of US$, except per share amounts and unless stated otherwise)

22.          COMMITMENTS AND CONTINGENCIES

Commitments

Operating Leases

The Group leases certain buildings, machinery and equipment under various operating lease agreements.  Total operating lease expense was as follows:

	Year Ended December 31,	October 24, 2007 Through December 31,	January 1, 2007 Through October 23,	Year Ended December 31,
	2008	2007	2007	2006
	Successor	Successor	Predecessor	Predecessor

Total operating lease expense	10,708	1,474	8,124	9,111

As at December 31, 2008, the Group’s future minimum payments under non-cancellable operating leases are as follows:

Years Ending December 31,

2009	7,709
2010	7,499
2011	7,092
2012	6,239
2013	5,437
Thereafter	43,991

License Agreement

The Group licenses certain intellectual property rights from the Owner under the terms of a License Agreement, which expires at the earlier date at which (i) appropriate notice is provided by either party of the License Agreement to the other party, or (ii) the last active patent related to the intellectual property rights under the License Agreement expires.  Under the terms of the License Agreement, the Owner grants to the Group a worldwide right and license to make, have made, use, develop, manufacture, produce, market, import, export, offer for sale, and sell products and to provide services and to create improvements, using the Licensed Intellectual Property, for a license fee equal to five percent of net sales of all products in the Licensed Field, as defined, less certain expenses.  The license fee is paid quarterly by the Group, and is included in Selling and administrative expenses — related parties in the Group’s combined statement of operations.  See Note 21 — Related Party Transactions for amounts.  As at December 31, 2008, the Group’s total future license fee payments under the License Agreement are not estimable.

Contingencies

Since the date of the Acquisition, certain of the Group’s executives are covered under the Rio Tinto directors’ and officers’ liability insurance policy.  In broad terms, the policy indemnifies such individuals for personal legal liability and costs for claims arising out of actions taken in connection with Group business.

Various lawsuits, claims and proceedings have been or may be instituted or asserted against the Group, including those pertaining to environmental or commercial matters, product quality and taxes.  While the amounts claimed may be substantial, the ultimate liability cannot now be determined because of the considerable uncertainties that exist.  Therefore, it is possible that results of operations or liquidity in a particular future period could be materially affected by certain contingencies.  However, based on facts currently available, Group management believes that the disposition of matters that are pending or asserted will not have a material adverse effect on the financial position or liquidity of the Group.  Accruals have been made in specific instances where it is probable that liabilities will be incurred and where such liabilities can be reasonably estimated.  The only significant proceeding in which the Group is involved is described below.

Brazil Antitrust Proceeding

In September 2007, the Secretariat of Economic Law of the Federative Republic of Brazil instituted an administrative proceeding under the Brazilian Antitrust Law, alleging that the Brazilian Laminated Flexible Packaging Association, along with 30 flexible packaging companies and certain of their current and former executives, engaged in collusive activities to divide among them the flexible packaging market in Brazil.  The defendants included Alcan Embalagens do Brasil Ltda (part of the Group) and one of its former executives.

RIO TINTO ALCAN PACKAGING – FOOD AMERICAS

NOTES TO THE COMBINED FINANCIAL STATEMENTS

(in thousands of US$, except per share amounts and unless stated otherwise)

In connection with this proceeding, the Group recorded management’s best estimate of our expected liability in the Acquisition accounting as described in Note 2 – Acquisition of Alcan by Rio Tinto.  The liability was included in Payables and accrued liabilities in the Group’s combined balance sheet as at December 31, 2007.  In July 2008, the administrative proceeding was concluded in its entirety.  In August 2008, the Group paid approximately $16,300 to the Brazilian authorities (Secretaria de Direito Economico) in full settlement of its liability under the proceeding.

Other items

Although there is a possibility that liabilities may arise in other instances for which no accruals have been made, Group management does not believe that any losses in excess of accrued amounts would be sufficient to significantly impair the Group’s operations, have a material adverse effect on the Group’s financial position or liquidity, or materially and adversely affect the Group’s results of operations for any particular reporting period, in the absence of unusual circumstances.

23.          INFORMATION BY OPERATING SEGMENT

The Group’s segments manufacture a wide range of packaging products for the food, meat, dairy and beverage industries, and are producers of flexible and rigid specialty packaging products, converting plastics, plastic film, foil and paper materials into value-added packaging.  The Group owns and operates a dedicated flexible packaging research and development facility in North America and also benefits from the Owner’s dedicated flexible food packaging research and development center in Europe.  This allows the Group to provide packaging solution expertise in wide-ranging markets around the world, including for products such as beverages, bakery, cookies, cereals, confectionery, dairy products, fresh and frozen food, instant products, pet food, retorted foods, fresh meat, labels and snacks.

The principal manufacturing activities of the Group’s food packaging segments are the printing, coating and lamination of plastic film, aluminium foil, containers and paper into primary packaging materials for food manufacturers.  These food packaging businesses also produce their own engineered films.  The main processes used are rotogravure and flexographic printing, adhesive and extrusion lamination, wax or plastic extrusion and various coating processes to add barrier properties, sealability or gloss.

The businesses of the Group are organized into five operating segments based upon the product sector, markets and geographical areas they serve, as follows:

Food and Specialty North America

This segment manufactures products including laminates, films and lidding, dry food packaging and pouches.  The segment sells into the liquid beverage, condiments, packaged food, confectionary, coffee, pet food, household and personal care, bakery, salty snack, dairy and labels product sectors.  Food and Specialty North America operates 12 facilities throughout the US, Mexico and Canada.

Food South America

This segment manufactures products including laminates, films and lidding, blister packaging, vacuum packaging, fresh meat and dry food packaging.  The segment sells into the pharmaceutical, confectionary, coffee, fresh and processed meat and cheese, yogurt and dry food product sectors.  Food South America operates three facilities in Argentina and Brazil.

Meat and Dairy

This segment manufactures products including laminates, films and lidding, shrink bags, vacuum packaging and thermoformed trays.  The segment sells into the fresh and processed meat, natural cheese, processed cheese and other dairy flexibles product sectors.  Meat and Dairy operates five facilities in the US and Mexico.

Labels America

This segment manufactures laminated, roll-fed labels and roll-on, shrink-on labels primarily for the beverage markets In North America.  Labels America operates two facilities in the US and Canada.

Alcan Packaging Danaflex

This segment manufactures products including shrink bags and vacuum packaging.  The segment sells primarily into the fresh meat product sector throughout Australasia.  Alcan Packaging Danaflex operates a single facility in New Zealand.

Intersegment and Other

Excluded from the Group’s operating segments as described above, the Group recognizes certain sales and operating revenues, costs and net assets as intersegment and other (as described in more detail below).

RIO TINTO ALCAN PACKAGING – FOOD AMERICAS

NOTES TO THE COMBINED FINANCIAL STATEMENTS

(in thousands of US$, except per share amounts and unless stated otherwise)

Business Group Profit

Group management measures the profitability and financial performance of the Group’s operating segments based on Business Group Profit (BGP), in accordance with SFAS No. 131, Disclosure About the Segments of an Enterprise and Related Information.  BGP is not a measurement of profitability that is recognized under GAAP.  Nonetheless, the Group’s chief operating decision maker uses BGP to measure the Group’s underlying operating segment results in a manner that is in line with the Group’s portfolio approach to risk management.  BGP is comprised of earnings before: (a) interest expense; (b) income taxes; (c) depreciation and amortization; (d) goodwill impairment charges; (e) asset impairment charges not included in restructuring programs; (f) pension actuarial gains (losses) and adjustments — net; (g) unrealized gains (losses) on derivatives — net; and (h) intersegment and other.

Intersegment and other is comprised of items that are not under the control of the operating segments or considered in the measurement of their profitability.  These items are generally managed by the Group’s head office, which focuses on strategy development and oversees governance, policy, legal, compliance, human resources and finance matters.  They include such items as pass-through entities for import/export or income tax purposes, corporate and head office costs, businesses that have been sold, the deferral or realization of profits on intersegment sales, and other non-operating items.  Specifically, intersegment and other items include: (a) corporate and head office costs; (b) license fees for intellectual properties; (c) certain restructuring charges — net (relating to major corporate-wide acquisitions or initiatives, and which may include asset impairment charges); (d) interest income; (e) gains (losses) on sales of property, plant and equipment — net; (f) gains (losses) on disposals of businesses and investments — net; and (g) other items — net.

With the exception of the items excluded from BGP as described above, the accounting principles used to prepare the information by operating segment are the same as those used to prepare the Group’s combined financial statements.  Transactions between operating segments are conducted on an arm’s-length basis and reflect market prices.

The following table shows Business Group Profit (Loss) by segment and reconciles Total Business Group Profit (a non-GAAP measure) to Net income (loss) from continuing operations.

	Year Ended December 31,	October 24, 2007 Through December 31,	January 1, 2007 Through October 23,	Year Ended December 31,
	2008	2007	2007	2006
	Successor	Successor	Predecessor	Predecessor

Business Group Profit (Loss):
Food and Specialty North America	78,921	4,068	77,635	82,306
Food South America	14,719	678	7,098	10,559
Meat and Dairy	61,214	4,993	42,546	47,736
Labels America	7,879	(2,728)	8,069	20,300
Alcan Packaging Danaflex	2,888	709	1,973	1,754
Total Business Group Profit	165,621	7,720	137,321	162,655
Reconciling items:
Interest expense	(34,074)	(8,774)	(40,857)	(44,055)
Income tax (expense) benefit	(14,669)	7,700	(7,114)	(10,265)
Depreciation and amortization	(77,274)	(12,759)	(48,604)	(57,398)
Goodwill impairment charges	(184,638)	—	—	(25,983)
Asset impairment charges not included in restructuring programs	—	—	(6,271)	(302)
Pension actuarial gains (losses) and adjustments – net	(4,545)	(2,456)	(4,967)	(4,132)
Unrealized gains (losses) on derivatives – net	(1,657)	268	25	(332)
Intersegment and other	(27,607)	(4,361)	(20,824)	(24,305)
Net income (loss) from continuing operations	(178,843)	(12,662)	8,709	(4,177)

RIO TINTO ALCAN PACKAGING – FOOD AMERICAS

NOTES TO THE COMBINED FINANCIAL STATEMENTS

(in thousands of US$, except per share amounts and unless stated otherwise)

Selected operating segment information

The following tables present selected information by operating segment.

	Year Ended December 31,	October 24, 2007 Through December 31,	January 1, 2007 Through October 23,	Year Ended December 31,
	2008	2007	2007	2006
	Successor	Successor	Predecessor	Predecessor

Sales and operating revenues – third and related parties
Food and Specialty North America	786,622	119,157	678,962	805,410
Food South America	136,281	18,816	99,175	115,124
Meat and Dairy	399,080	56,260	294,862	331,744
Labels America	146,799	20,353	129,868	145,967
Alcan Packaging Danaflex	15,603	3,258	15,295	16,866
Other	29,934	4,706	23,153	29,970
	1,514,319	222,550	1,241,315	1,445,081

	Year Ended December 31,	October 24, 2007 Through December 31,	January 1, 2007 Through October 23,	Year Ended December 31,
	2008	2007	2007	2006
	Successor	Successor	Predecessor	Predecessor

Sales and operating revenues – intersegment
Food and Specialty North America	11,376	3,123	16,201	23,613
Food South America	34	246	50	95
Meat and Dairy	2,747	2,009	1,735	5,992
Labels America	394	82	321	—
Eliminations	(14,551)	(5,460)	(18,307)	(29,700)
	—	—	—	—

	Year Ended December 31,	October 24, 2007 Through December 31,	January 1, 2007 Through October 23,	Year Ended December 31,
	2008	2007	2007	2006
	Successor	Successor	Predecessor	Predecessor

Depreciation and amortization
Food and Specialty North America	37,348	6,097	24,456	30,935
Food South America	7,958	1,426	4,435	4,749
Meat and Dairy	24,686	3,977	14,107	15,825
Labels America	6,138	1,029	3,944	3,505
Alcan Packaging Danaflex	866	182	1,347	1,233
Intersegment and other	278	48	315	1,151
	77,274	12,759	48,604	57,398

RIO TINTO ALCAN PACKAGING – FOOD AMERICAS

NOTES TO THE COMBINED FINANCIAL STATEMENTS

(in thousands of US$, except per share amounts and unless stated otherwise)

	Year Ended December 31,	October 24, 2007 Through December 31,	January 1, 2007 Through October 23,	Year Ended December 31,
	2008	2007	2007	2006
	Successor	Successor	Predecessor	Predecessor
Cash paid for capital expenditures, business acquisitions and investments
Food and Specialty North America	(31,234)	(5,318)	(34,590)	(51,807)
Food South America	(4,024)	(882)	(5,008)	(2,685)
Meat and Dairy	(23,371)	(819)	(18,456)	(19,843)
Labels America	(4,757)	(2,130)	(10,794)	(14,007)
Alcan Packaging Danaflex	(254)	(152)	(1,076)	(256)
Intersegment and other	(209)	(6)	(46)	(179)
	(63,849)	(9,307)	(69,970)	(88,777)

	As at December 31,
	2008	2007
	Successor	Successor
Total assets
Food and Specialty North America	696,017	924,271
Food South America	130,706	202,670
Meat and Dairy	506,706	603,150
Labels America	121,313	216,520
Alcan Packaging Danaflex	17,044	26,790
Intersegment and other	216,896	220,108
	1,688,682	2,193,509

24.          INFORMATION BY GEOGRAPHIC AREA

	Year Ended December 31,	October 24, 2007 Through December 31,	January 1, 2007 Through October 23,	Year Ended December 31,
	2008	2007	2007	2006
	Successor	Successor	Predecessor	Predecessor
Sales and operating revenues – third and related parties (by origin)
US	1,125,952	161,463	919,170	1,065,936
Canada	71,026	10,719	65,588	68,567
Mexico	165,456	28,295	142,087	178,588
Brazil	124,940	16,742	88,700	97,935
Argentina	11,342	2,073	10,476	17,189
New Zealand	15,603	3,258	15,294	16,866
	1,514,319	222,550	1,241,315	1,445,081

RIO TINTO ALCAN PACKAGING – FOOD AMERICAS

NOTES TO THE COMBINED FINANCIAL STATEMENTS

(in thousands of US$, except per share amounts and unless stated otherwise)

	As at December 31,
	2008	2007
	Successor	Successor
Property, plant and equipment, intangible assets and goodwill – net (by location)
US	879,491	1,051,988
Canada	38,488	55,651
Mexico	109,087	131,408
Brazil	70,140	124,463
Argentina	5,406	7,610
New Zealand	13,536	18,712
	1,116,148	1,389,832

PricewaterhouseCoopers
LLP/s.r.l./s.e.n.c.r.l.
Chartered Accountants
1250 René-Lévesque Boulevard West
Suite 2800
Montréal, Quebec
Report of Independent Auditors	Canada H3B 2G4
Telephone +1 514 205 5000
June 19, 2009	Facsimile +1 514 205 5675

To the Board of Directors of Rio Tinto Alcan Inc.

We have audited the accompanying combined statements of operations, of cash flows and of comprehensive income (loss) and invested equity of Alcan Packaging — Food Americas, a component of Alcan Inc. as described in Note 1 to the combined financial statements for the year ended December 31, 2006 and the period from January 1, 2007 to October 23, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements present fairly, in all material respects, the results of operations and cash flows of Rio Tinto Alcan Packaging — Food Americas for the year ended December 31, 2006 and the period from January 1, 2007 to October 23, 2007 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1 to the combined financial statements, in 2006 Alcan Packaging changed the manner in which it accounts for its pension and other postretirement benefit plans and stock-based compensation in 2006.

Also as discussed in Note 1, Alcan Inc. was acquired by Rio Tinto plc on October 23, 2007 and Alcan Inc. was renamed Rio Tinto Alcan Inc. on January 1, 2008. These combined financial statements are those of a component of Alcan Inc. before the acquisition by Rio Tinto plc.

(1) Chartered accountant auditor permit No. 15621

“PricewaterhouseCoopers” refers to PricewaterhouseCoopers LLP/s.r.l./s.e.n.c.r.l., an Ontario limited liability partnership, or, as the context requires, the PricewaterhouseCoopers global network or other member firms of the network, each of which is a separate and independent legal entity.

PricewaterhouseCoopers
LLP/s.r.l./s.e.n.c.r.l.
Chartered Accountants
1250 René-Lévesque Boulevard West
Suite 2800
Montréal, Quebec
Report of Independent Auditors	Canada H3B 2G4
Telephone +1 514 205 5000
June 19, 2009	Facsimile +1 514 205 5675

To the Board of Directors of Rio Tinto Alcan Inc.

We have audited the accompanying combined balance sheets of Rio Tinto Alcan Packaging — Food Americas, a component of Rio Tinto Alcan Inc. as described in Note 1 to the combined financial statements as of December 31, 2008 and 2007, and the related combined statements of operations, of cash flows, and of comprehensive income (loss) and invested equity for the year ended December 31, 2008 and the period from October 24, 2007 to December 31, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements present fairly, in all material respects, the financial position of Rio Tinto Alcan Packaging — Food Americas as of December 31, 2008 and 2007, and the results of its operations and its cash flows for the year ended December 31, 2008 and the period from October 24, 2007 to December 31, 2007 in conformity with accounting principles generally accepted in the United States of America.

(1) Chartered accountant auditor permit No. 15621

“PricewaterhouseCoopers” refers to PricewaterhouseCoopers LLP/s.r.l./s.e.n.c.r.l., an Ontario limited liability partnership, or, as the context requires, the PricewaterhouseCoopers global network or other member firms of the network, each of which is a separate and independent legal entity.